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        As filed with the Securities and Exchange Commission on October 28, 2004
                               Investment Company Act of 1940 File No. 811-08067


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

       Registration Statement under the Investment Company Act Of 1940       (X)


                              Amendment No. 12                               (X)


                              WT INVESTMENT TRUST I
               (Exact Name of Registrant as Specified in Charter)

                            1100 North Market Street
                            Wilmington, DE 19890-0001
               (Address of Principal Executive Offices (Zip Code)

       Registrant's telephone number, including area code: (800) 254-3948

                               Robert J. Christian
                           Wilmington Trust Company
                            1100 North Market Street
                            Wilmington, DE 19890-0001
               (Name and Address of Agent for Service of Process)

                     Please send copy of communications to:

                            Joseph V. Del Raso, Esq.
                               Pepper Hamilton LLP
                              3000 Two Logan Square
                              18th and Arch Streets
                             Philadelphia, PA 19103

                                EXPLANATORY NOTES


This Amendment No. 12 to Registrant's Registration Statement on Form N-1A (the "Amendment") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the series of the Registrant are not registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Amendment does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.


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                              WT INVESTMENT TRUST I


EQUITY SERIES:              WT Large Cap Growth Series
                            Mid Cap Series
                            Small Cap Growth Series
                            Large Cap Core Series
                            Small Cap Core Series
                            Large Cap Value Series
                            Mid Cap Value Series
                            Small Cap Value Series
                            Small/Mid Cap Value Series
                            Large Cap Quantitative Series
                            Mid Cap Quantitative Series
                            Small Cap Quantitative Series
                            Large Cap Multi-Manager Series
                            Mid Cap Multi-Manager Series
                            Small Cap Multi-Manager Series
                            International Multi-Manager Series
                            Real Estate Series


FIXED-INCOME SERIES:        Short/Intermediate Bond Series
                            Broad Market Bond Series
                            Municipal Bond Series
                            Short-Term Income Series

MONEY MARKET SERIES:        Premier Money Market Series
                            Prime Money Market Series
                            U.S. Government Series
                            Tax-Exempt Series




                                     PART A


Responses to Items 1, 2, 3, and 8 of Part A, and Items 22(e) and (i) through (k) of Part C have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.


ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
        RISKS.

(a)   INVESTMENT OBJECTIVES


Equity Series - WT Large Cap Growth Series, Mid Cap Series and Small Cap Core Series each seek superior long-term growth of capital; Small Cap Growth, Large Cap Core Series, Large Cap Value Series, Mid Cap Value Series, Small Cap Value Series, Small/Mid Cap Value Series, Large Cap Quantitative Series, Mid Cap Quantitative Series, Small Cap Quantitative Series, Large Cap Multi-Manager Series, Mid Cap Multi-Manager Series and Small Cap Multi-Manager Series each seek to achieve long-term capital appreciation; International Multi-Manager seeks superior long-term capital appreciation; Real Estate Series seeks long-term growth of capital and high current income through investments in companies in the real estate industry.


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Fixed Income Series - Short/Intermediate Bond Series and Broad Market Bond
Series each seek a high total return, consistent with high current income; Municipal Bond Series seeks a high level of income exempt from federal income tax, consistent with the preservation of capital. Short-Term Income Series seeks to preserve capital and provide current income.



Money Market Series - Premier Money Market Series, Prime Money Market Series and U.S. Government Series each seek a high level of current income consistent with the preservation of capital and liquidity. Tax-Exempt Series seeks as high a level of interest income exempt from federal income tax as is consistent with preservation of principal; Short-Term Income Series seeks to preserve capital and provide current income.






The investment objective of each Series except Large Cap Core Series, Large Cap Quantitative Series, Mid Cap Quantitative Series, Small Cap Quantitative Series, Large Cap Multi-Manager Series, Mid Cap Multi-Manager Series, Small Cap Multi-Manager Series and Short-Term Income Series may not be changed without shareholder approval. The investment objective of each of Large Cap Core Series, Small/Mid Cap Value Series, Large Cap Quantitative Series, Mid Cap Quantitative Series, Small Cap Quantitative Series, Large Cap Multi-Manager Series, Mid Cap Multi-Manager Series, Small Cap Multi-Manager Series and Short-Term Income Series may be changed without shareholder approval upon 60 days' written notice to shareholders.


Each Series is a series of WT Investment Trust I (the "Trust") and each Series operates as a "master fund" in a master/feeder structure, except for the Large Cap Quantitative Series, Mid Cap Quantitative Series, Small Cap Quantitative Series, Large Cap Multi-Manager Series, Mid Cap Multi-Manager Series, and Small Cap Multi-Manager Series.


Prime Money Market, U.S. Government, Premier Money Market and Tax-Exempt Series are money market funds and intend to maintain a stable $1 share price, although this may not be possible under certain circumstances. Additional information about the investment policies of each Series appears in Part B of this Registration Statement.


There is no guarantee that a Series will achieve its investment objective.

(b)   PRINCIPAL INVESTMENT STRATEGIES


EQUITY SERIES:


                           WT Large Cap Growth Series

WT Large Cap Growth Series, under normal conditions, invests at least 80% of its assets in a diversified portfolio of the following equity or equity related securities:

            - Common stocks of U.S. corporations that are judged by the investment adviser to have strong growth characteristics and, with respect to at least 80% of the Series' assets, have a market capitalization of $5 billion or higher at the time of purchase;

            - Options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of U.S. corporations described above;

            - Options on indices of the common stock of U.S. corporations described above; and

            - Contracts for either the future delivery, or payment in respect of the future market value, of certain indices of the common stock of U.S. corporations described above, and options upon such futures contracts.

The Series' investment adviser, Roxbury Capital Management LLC ("Roxbury"),

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looks for high quality, sustainable growth stocks while paying careful attention to valuation. Research is bottom-up, emphasizing business fundamentals, including financial statement analysis and industry and competitor evaluations. The investment adviser selects stocks it believes exhibit consistent, above-average earnings growth, superior quality and attractive risk/reward characteristics. These dominant companies are expected to generate consistent earnings growth in a variety of economic environments.

Roxbury attempts to maintain portfolio continuity by purchasing sustainable growth companies that are less sensitive to short-term economic trends than cyclical, low quality companies. Roxbury generally considers selling a stock when the risk/reward characteristics of a stock turn negative, company fundamentals deteriorate, or the stock underperforms the market or its peer group. The latter device is employed to minimize mistakes and protect capital.

Roxbury may also invest up to 20% of the Series' assets in mid cap growth and "special situation growth opportunities" identified by Roxbury.

In order to respond to adverse market, economic, political or other conditions, the Series may assume a temporary defensive position and invest without limit in commercial paper and other money market instruments that are rated investment grade or higher. The result of this action may be that the Series will be unable to achieve its investment objective.

                                 Mid Cap Series

Mid Cap Series, under normal market conditions, invests at least 80% of its assets in a diversified portfolio of the following equity or equity-related securities:

      - Common stocks of corporations that are judged by the investment adviser to have strong growth characteristics and, with respect to at least 80% of the Series' assets, plus the amount of any borrowing for investment purposes, at the time of purchase, have a market capitalization consistent with the capitalization ranges of the Russell MidCap Growth and S&P MidCap 400 Indices ("mid cap companies");

      - American Depositary Receipts ("ADRs"), which are negotiable certificates held in a U.S. bank representing a specific number of shares of a foreign stock traded on a U.S. stock exchange. ADRs make it easier for U.S. citizens to invest in foreign companies, due to the widespread availability of dollar-denominated price information, lower transaction costs, and timely dividend distributions. An American Depositary Share or ADS is the share issued under an American Depositary Receipt agreement which is actually traded;


      -     Securities convertible into mid cap companies; and


      -     Options on common stock or options on stock indices.


Mid-cap companies are those whose capitalization is consistent with the market capitalization ranges of companies in the Russell MidCap Growth and S&P MidCap 400 Index at the time of the Fund's investment. As of September 30, 2004, the market capitalization of companies that are in the Russell MidCap Growth and S&P MidCap 400 Indices was between $525 million and $15.2 billion, and $326 million and $8.8 billion, respectively. As market conditions change, so will the capitalizations of the companies that make up the Russell MidCap Growth and S&P MidCap 400 Indices.


The investment adviser looks for quality, sustainable-growth stocks within the mid-cap portion of the market. At the time of initial purchase, an investment's market capitalization will fall within the capitalization range of the Russell MidCap Growth and S&P MidCap 400 Indices. Due to market price adjustments or other events after the time of purchase, it is possible that an investment's market capitalization may drift above or below this range. Nevertheless, companies whose capitalization no longer meets this definition after purchase continue to be considered to have a mid-cap market capitalization for purposes of the 80% policy. The Series is not limited to only mid-cap companies, and under normal market conditions, may invest up to 20% of its assets in stocks of companies with larger or smaller capitalizations.

The investment adviser uses a bottom-up approach to identify new investment opportunities and to evaluate existing investments on an ongoing basis to determine continued suitability. The investment adviser selects stocks it believes exhibit consistent, above average growth prospects. Through research and its understanding of business fundamentals, the investment adviser seeks to identify companies with sound economic business models, reputable managements, strong competitive positions, and the ability to grow their businesses in a variety of economic

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environments. Additionally, all investments undergo a valuation analysis to estimate their risk/reward characteristics.

At the time of purchase individual stock holdings may represent up to 5% of the Series' value. Due to market price fluctuations individual stock holdings may exceed 5% of the value of the total portfolio. The Series may over or underweight certain industries and sectors based on the investment adviser's opinion of the relative attractiveness of companies within those industries and sectors. The Series may not invest in more than 10% of the outstanding shares of any company.

In order to respond to adverse market, economic, political or other conditions, the Series may assume a temporary defensive position and invest without limit in commercial paper and other money market instruments that are rated investment grade by a nationally recognized statistical rating organization, or determined by the investment adviser to be of comparable quality. The result of this action may be that the Series will be unable to achieve its investment objective.

                             Small Cap Growth Series

Small Cap Growth Series, under normal market conditions, will invest at least 80% of its assets in a diversified portfolio of the following equity or equity-related securities:

      - Common stocks of U.S. corporations that are judged by the investment adviser to have strong growth characteristics or to be undervalued in the marketplace relative to underlying profitability and have a market capitalization which, at the time of purchase, is consistent with the capitalization ranges of the Russell 2000 and S&P Small Cap 600 Indices ("small cap companies");

      - Options on, or securities convertible (such as convertible preferred stock, convertible bonds, warrants and debentures) into, the common stock of small cap companies;

      -     Options on indices of the common stock of small cap companies; and

      - Contracts for either the future delivery, or payment in respect of the future market value, of certain indices of the common stock of small cap companies, and options upon such futures contracts.

Small cap companies are those whose capitalization is similar to the market capitalization of companies in the Russell 2000 and S&P Small Cap 600 Indices at the time of the Series' investment. As of September 30, 2004, the market capitalization range of the companies represented in these indices was between $40 million and $3.5 billion. Due to market price adjustments or other events after the time of purchase, it is possible that an investment's market capitalization may drift above or below this range. Nevertheless, companies whose capitalization no longer meets this definition after purchase continue to be considered to have a small market capitalization for purposes of the 80% policy. The Series is not limited to only small-cap companies, and under normal market conditions, may invest up to 20% of its assets in stocks of companies in other capitalization ranges. The Series may also invest in certain option and financial futures contracts ("derivatives") as well as foreign securities, including American Depositary Receipts.

The investment adviser uses a bottom up approach to identify new investment opportunities and to evaluate existing investments on an ongoing basis to determine continued suitability. The investment adviser selects stocks it believes exhibit consistent, above average growth prospects. Through research and its understanding of business fundamentals, the investment adviser seeks to identify companies with sound economic business models, reputable managements, strong competitive positions, and the ability to grow their businesses in a variety of economic environments. Additionally, all investments undergo a valuation analysis to estimate their risk/reward characteristics.

At the time of purchase individual stock holdings may represent up to 5% of the Series' value. Due to market price fluctuations individual stock holdings may exceed 5% of the value of the total portfolio. The Series may over or underweight certain industries and sectors based on the investment adviser's opinion of the relative attractiveness of

                                      A-4
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companies within those industries and sectors. The Series may not invest in more than 10% of the outstanding voting shares of a company.

In order to respond to adverse market, economic, political or other conditions, the Series may assume a temporary defensive position and invest without limit in commercial paper and other money market instruments that are rated investment grade by a nationally recognized statistical rating organization, or determined by the investment adviser to be of comparable quality. The result of this action may be that the Series and the Portfolio will be unable to achieve its investment objective.

                              Large Cap Core Series

Large Cap Core Series, under normal market conditions, invests at least 80% of its assets in a diversified portfolio of the following equity or equity related securities:


            - Common or preferred stock of U.S. corporations that have strong growth and value characteristics with market capitalizations of at least $2 billion;


            - Options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of U.S. corporations described above; and

            - Receipts or American Depositary Receipts ("ADRs"), which are typically issued by a U.S. bank or trust company as evidence of ownership of underlying securities issued by a foreign corporation.


The Series' investment adviser, Rodney Square Management Corporation ("RSMC"), seeks securities that possess strong growth and value characteristics based on the evaluation of the issuer's background, industry position, historical returns and the experience and qualifications of the management team. Dividend income is an incidental consideration during the securities selection process compared to growth in capital. RSMC may rotate the Series' holdings among various market sectors based on economic analysis of the overall business cycle.



As a temporary defensive investment policy, the Large Cap Core Series may, without limit, invest its assets in money market instruments and other short-term debt instruments rated invested grade or higher at the time of purchase, and may hold a portion of its assets in cash. The Series may also maintain cash reserves and invest in money market instruments and other short-term debt instruments for cash management purposes. The result of these actions may be that the Series will be unable to achieve its investment objective.


                             Small Cap Core Series

Small Cap Core Series, under normal market conditions, invests at least 80% of its assets in a diversified portfolio of the following equity or equity related securities:

- Common stocks of U.S. corporations that are judged by the investment adviser to have strong growth characteristics or to be undervalued in the marketplace relative to underlying profitability and have a market capitalization which, at the time of purchase, is less than that of the largest stock in the Russell 2000 Index;

- Options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of U.S. corporations described above;

- Options on indices of the common stock of U.S. corporations described above; and

- Contracts for either the future delivery, or payment in respect of the future market value of, certain indices of the common stock of U.S. corporations described above, and options upon such futures contracts.

To achieve the Series' objective of long-term growth of capital, the Series' investment adviser employs a combined growth and value investment approach. The Series' investment adviser, RSMC, uses proprietary quantitative research techniques to find companies with long-term growth potential or that seem undervalued.

After analyzing those companies, the investment adviser invests the Series' assets in the stocks of companies with the most attractive combination of long-term earnings, growth and valuation. Securities will be sold to make room for new companies with superior growth, valuation and projected return characteristics or to preserve capital where the original assessment of the company's growth prospects was too optimistic.

In the Series' efforts to achieve its investment objective, it seeks to outperform the Russell 2000 Index (assuming a similar investment in the securities comprising this index would reinvest dividends and capital gains distributions). The Russell 2000 Index is a passive index of the smallest 2000 stocks in the Russell 3000 Index. The Russell 3000 Index is comprised of the 3000 largest stocks in the United States as measured by market capitalization.

As a temporary defensive investment policy, the Small Cap Core Series may invest, without limit, in money market instruments and other short-term debt instruments, rated investment grade or higher at the time of purchase, and may hold a portion of its assets in cash. The result of these actions may be that the Series will be unable to achieve its investment objective.


    Large Cap Value Series, Mid Cap Value Series, Small Cap Value Series and
                           Small/Mid Cap Value Series



Each of the Large Cap Value Series, Mid Cap Value Series, Small Cap Value Series and Small/Mid Cap Value Series (the "Value Series") seeks to invest in stocks that are less expensive than comparable companies, as determined by price-to-earnings ratios, price-to-cash flow rations, asset value per share or other measures. Value investing therefore may offer potential for capital appreciation as a stock gains favor among other investors and its price rises.


The Value Series are managed by Cramer Rosenthal McGlynn LLC ("CRM") who relies on selecting individual stocks and does not try to predict when the stock market might rise or fall. It seeks out those stocks that are undervalued in the market place relative to the issuer's underlying profitability and, in some cases, neglected by financial analysts. The investment adviser evaluates the degree of analyst recognition by monitoring the number of analysts who follow a company and recommend its purchase or sale to investors.

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CRM starts by identifying early changes in a company's operations, finances or management. CRM is attracted to companies that it believes will look different tomorrow-operationally, financially, managerially-when compared to yesterday. This type of dynamic change often creates confusion and misunderstandings and may lead to a drop in a company's stock price. Examples of change include mergers, acquisitions, divestitures, restructurings, change of management, new market/product/means of production/distribution, regulatory change, etc. Once change is identified, the investment adviser evaluates the company on several levels. It analyzes:

            -     Financial models based principally upon projected cash flows;

            - The price of a company's stock in the context of what the market is willing to pay for stock of comparable companies and what a strategic buyer would pay for the whole company;

            -     The extent of management's ownership interest in a company;
                  and

            - A company's market by corroborating its observations and assumptions by meeting with management, customers and suppliers.

CRM also evaluates the degree of recognition of the business by investors by monitoring the number of sell side analysts who closely follow a company and the nature of its shareholder base. Before deciding to purchase a stock, the investment adviser conducts an extensive amount of business due diligence to corroborate its observations and assumptions.

The identification of change comes from a variety of sources including the extensive use of its own proprietary database as well as a computer screening process, which is run using various criteria. In addition, the investment adviser has an extensive network of relationships with clients, other investors, and intermediaries such as national and regional brokerage firms. Members of the investment adviser's portfolio management team regularly meet with companies and sponsor annually more than 200 company/management meetings in its New York office.

By reviewing historical relationships and understanding the characteristics of a business, CRM establishes valuation parameters using relative ratios or target prices. In its overall assessment, CRM seeks stocks that it believes have a greater upside potential than downside risk over an 18 to 24 month holding period.


An important function of the investment adviser is to set a price target at which the stock will be sold when there has been no fundamental change in the investment case. In setting a target price for a stock, the investment adviser considers appreciation potential relative to risk over a two-year period. The investment adviser constantly monitors the companies held by a Series to determine if there have been any fundamental changes in the reasons that prompted the initial purchase of the stock. If significant changes for the better have not materialized, the stock generally will be sold. The initial investment case for stock purchase, which has been documented, is examined by the investment adviser's portfolio management team. A final decision on selling the stock is made after all such factors are analyzed.


Large Cap Value Series, under normal conditions, invests at least 80% of its assets in a diversified portfolio of the following equity or equity related securities:


            - Common stocks of U.S. corporations that have a market capitalization, at the time of purchase, equal to those in the Russell 1000 Value Index ("large cap company") and are publicly traded on a U.S. securities market;


            - Options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of large cap companies;

            -     Options on indices of the common stock of large cap companies;
                  and

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            -     Contracts for either the future delivery, or payment in
                  respect of the future market value, of certain indices of the common stock of large cap companies, and options upon such futures contracts.


The market capitalization ranges of the Russell 1000 Value Index will change constantly. As a result, the capitalization of large cap companies in which the Series will invest will also change. As of September 30, 2004, the market capitalization of companies that make up the Russell 1000 Value Index was between $525 million and $354.4 billion.


Mid Cap Value Series, under normal conditions, invests at least 80% of its assets in a diversified portfolio of the following equity or equity related securities:


            - Common and preferred stocks of U.S. corporations that have a market capitalization, at the time of purchase, equal to those in the Russell Midcap Value Index. ("mid cap company") and are publicly traded in a U.S. Securities market;



            - Options on, or securities convertible (such as convertible preferred stock and convertible bonds) into the common stock of mid cap companies; and


            -     Warrants.


The market capitalization range of the Russell MidCap Value Index changes constantly; on September 30, 2004 the range was from $525 million and $15.2 billion.


Small Cap Value Series, which, under normal conditions, invests at least 80% of its assets in a diversified portfolio of the following equity or equity related securities:


            - Common and preferred stocks of companies that have a market capitalization, at the time of purchase, equal to those in the Russell 2000 Value Index ("small cap company") and are publicly traded in a U.S. Securities market;


            - Options on, or securities convertible (such as convertible preferred stock and convertible bonds) into the common stock of small cap companies; and

            -     Warrants.

The market capitalization range of the Russell 2000 Value Index changes constantly; on September 30, 2004 the capitalization of the largest stock in the Russell 2000 Value Index is less than $2.1 billion.

Small/Mid Cap Value Series, which, under normal conditions, invests at least 80% of its assets in a diversified portfolio of the following equity or equity related securities:

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            -     Common and preferred stocks of companies that are judged by the investment adviser to be undervalued in the marketplace relative to the underlying profitability and have a market capitalization, at the time of purchase, between $200 million and $7 billion and are publicly traded on a U.S. securities markets (or whose market capitalization falls within the capitalization range of recognized small or mid cap indices);

            - Securities convertible in common stock (such as convertible preferred stock and convertible bonds); and

            -     Warrants.


With respect to each Value Series, the equity securities of non-U.S. issuers, whose market capitalizations fall within the capitalization ranges set forth above or within the ranges of other recognized indices, that are publicly traded on The Nasdaq Stock Market or a U.S. securities exchange, including the New York Stock Exchange and the American Stock Exchange, will be eligible for investment under a Value Series' primary investment strategies.



Each Series may, without limit, invest in commercial paper and other money market instruments rated in one of the two highest rating categories by a nationally recognized statistical rating organization in response to adverse market conditions such as a temporary defensive position. The result of this action may be that the Small/Mid Cap Value Series will be unable to achieve its investment objective.


    Large Cap Quantitative Series, Mid Cap Quantitative Series and Small Cap
                              Quantitative Series

The Large Cap Quantitative Series invests at least 80% of its assets in equity securities of large capitalization companies included in the S&P 500 Index. The Mid Cap Quantitative Series invests at least 80% of its assets in equity securities of mid capitalization companies included in the S&P MidCap 400
Index. The Small Cap Quantitative Series invests at least 80% of its assets in equity securities of small capitalization companies included in the S&P
SmallCap 600 Index. The benchmark indices for each of the Large Cap Quantitative Series, Mid Cap Quantitative Series and Small Cap Quantitative Series are the S&P 500 Index, S&P MidCap 400 Index and S&P Small Cap 600 Index, respectively (each a "Respective Index").

The investment adviser determines the recommended allocation of a Series' assets with respect to "growth" style securities (as represented by a Series' Respective Barra Growth Index,) and "value" style securities (as represented by a Series' Respective Barra Value Index). It is intended that at least 20% of a Series' assets will be allocated into each of the growth and value styles.


When making these asset allocation determinations, the investment adviser considers, among other things, its expectation for the performance of the U.S. economy and securities markets in light of projected growth trends in the U.S. economy, relative valuation levels and volatility in the equity market, the outlook and projected growth of various industrial sectors, and information relating to business cycles. The investment adviser has the flexibility to reallocate the Series' assets between a growth weighted portfolio or a value weighted portfolio based on the investment adviser's ongoing analyses of the equity markets, although these tactical shifts are not expected to normally be a large percentage of the Series assets nor occur more frequently than monthly. The investment adviser or sub-adviser may purchase the securities of one or more exchange traded funds (registered investment companies whose shares are publicly traded on an exchange) ("ETFs") which track a securities market index of companies large capitalization companies, mid capitalization companies and small capitalization companies on behalf of the Large Cap Quantitative Series, Mid Cap Quantitative Series and Small Cap Quantitative Series, respectively (e.g., iShares, SPDRS (except for the Small Cap Quantitative Series) or Vipers). As a shareholder in an investment company, the Series would bear its pro rata portion of an ETF's expenses, including advisory fees, in addition to its own expenses. The 1940 Act limits investments by registered investment companies in the securities of other investment companies. However, the Series may invest in ETFs in excess of these limits in accordance with SEC exemptive relief granted to such ETFs.


Based on the investment adviser's allocation, Parametric Portfolio Associates ("PPA"), the sub-adviser to each of the Series, uses a "quantitative" approach to build a portfolio in accordance with the investment adviser's allocation decisions. Unlike "active" managers, the sub-adviser does not try to substantially outperform the indices nor does the sub-adviser seek temporary or defensive positions when markets decline or appear overvalued. Each Series may use derivative instruments, primarily for liquidity, risk management or hedging purposes. The sub-adviser does not

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routinely make judgments about the investment merit of a particular security or apply traditional economic, financial or market analysis.

PPA invests in a representative sample of securities in a Series' Respective Index weighted to reflect the investment adviser's style allocation. This essentially means building the portfolio with a growth portion based on the Respective Barra Growth Index and a value portion based on the Respective Value Index. PPA expects that each "portion of the portfolio" will have, in the aggregate, investment characteristics (such as market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the corresponding Barra Index. It is not expected that a Series will hold all of the securities that are included in its Respective Index or its component Barra Indices; however, the Large Cap Quantitative Series will usually hold 200 to 350 of those securities, the Mid Cap Quantitative Series will usually hold 150 to 300 of those securities, and the Small Cap Quantitative Series will usually hold 250 to 450 of those securities.

The performance of a Series and its Respective Index will vary due to transaction costs, market impact, portfolio expenses, corporate actions (such as mergers and spin-offs), timing variances and the investment adviser's allocation between growth and value styles. The return for each of the growth portion and the value portion of the portfolio is intended to correlate closely with the return of its corresponding Barra Index by selecting a portion of the stocks represented in the index using proprietary quantitative techniques developed by the sub-adviser. The sub-adviser also uses these techniques to make sell decisions. Each Series is designed to have a portfolio with similar characteristics to those of its Respective Index, including such measures as dividend yield, price-to-earnings ratio, relative volatility, economic sector exposure, growth or value characterizations, return on equity and market price-to-book value ratio. Notwithstanding these strategies, there is no assurance that a Series' investment performance will equal or approximate that of its Respective Index.

   Large Cap Multi-Manager Series, Mid Cap Multi-Manager Series and Small Cap
                              Multi-Manager Series

The Large Cap Multi-Manager Series invests at least 80% of its assets in a diversified portfolio of the following U.S. equity or equity related securities:

      - Common stock of U.S. corporations that have that have a market capitalization at least equal to that of the smallest company in the S&P 500 Index ("large cap company"), at the time of purchase;


      - Exchange traded funds (registered investment companies whose shares are publicly traded on an exchange) which track a securities market index of large cap companies (e.g. iShares, SPDRs, Vipers); and


      - Options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of large cap companies.

The Mid Cap Multi-Manager Series invests at least 80% of its assets in a diversified portfolio of the following U.S. equity or equity related securities:

      - Common stocks of U.S. corporations that have a market capitalization between the smallest and largest company in the S&P MidCap 400 Index ("mid cap company"), at the time of purchase;


      - Exchange traded funds (registered investment companies whose shares are publicly traded on an exchange) which track a securities market index of mid cap companies (e.g. iShares, SPDRs, Vipers); and


      - Options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of mid cap companies.

The Small Cap Multi-Manager Series invests at least 80% of its assets in a diversified portfolio of the following U.S. equity or equity related securities:

      - Common stocks of U.S. corporations that have a market capitalization less than the largest company in the S&P SmallCap 600 Index ("small cap company"), at the time of purchase;


      - Exchange traded funds (registered investment companies whose shares are publicly traded on an exchange) which track a securities market index of small cap companies (e.g. iShares, SPDRs, Vipers); and


      - Options on, or securities convertible (such as convertible preferred stock and convertible bonds) into, the common stock of small cap companies.


Although each Series maintains liquidity reserves (i.e., cash awaiting investment or held to meet redemption requests), a Series may expose these reserves to the performance of one or more equity markets, usually by use of stock index futures contracts and options on such futures contracts, as well as exchange traded and over the counter options, and equity index swaps to attempt to hedge actual or anticipated investment securities positions.



As a temporary or defensive policy, a Series may invest up to 100% of its assets in high quality money market instruments and other short-term debt instruments. The result of these actions may be that a Series will be unable to achieve its investment objective.


Adviser Allocation

Each of the Series employs a multi-manager approach, relying on several sub-advisers with differing investment philosophies to manage a portion of a Series' assets under the general supervision of RSMC. RSMC may also allocate a portion of a Series' assets (up to 60%) to shares of exchange traded funds or "ETFs" whose underlying investments are consistent with the Series' investment objective. As a shareholder in an investment company, the Series would bear its pro rata portion of the ETF's expenses, including advisory fees, in addition to its own expenses. The 1940 Act limits investments by registered investment companies in the securities of other investment companies. However, the Series may invest in iShares in excess of these limits in accordance with SEC exemptive relief granted such ETFs.

RSMC will allocate the balance of the Series' assets between or among the sub-advisers. When making these allocation decisions, the investment adviser considers, among other things, its expectations for the performance of the U.S. economy and financial markets in light of projected growth trends in the U.S. economy, relative valuation levels and volatility in the equity market, the outlook and projected growth of various industrial sectors, and information relating to business cycles.

This approach allows the investment adviser to allocate assets between or among sub-advisers that employ growth oriented stock selection or value oriented stock selection techniques. Each sub-adviser uses its own investment approach and strategy to achieve a Series' investment objective.

Each Series' multi-manager arrangement is expected to reduce volatility by utilizing several investment approaches, a strategy used by many institutional investors. The multiple investment approach is designed to soften the impact of a single sub-adviser's performance in a market cycle during which that sub-adviser's investment approach is less successful. Because each sub-adviser has a different investment approach, the performance of one sub-adviser is expected to offset the impact of another sub-adviser's performance, regardless of the market cycle. The successful performance of a sub-adviser will be diminished by the less successful performance of another sub-adviser. There can be no guarantee that the expected advantage of the multiple sub-adviser technique will be achieved.

Sub-Advisers to the Large Cap Multi-Manager Series

Armstrong Shaw Associates, Inc.

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ASA employs a large capitalization, absolute value investment philosophy. The sub-adviser invests in securities where a rigid cash flow or asset value analysis determines that a company's stock is selling at a substantial discount to its intrinsic value. Establishing this intrinsic value is critical to ASA's methodology. While the level of the overall market or trends in numerous economic factors may affect the timing in which ASA's perceived value is recognized, these considerations are not the basis for its investments. Rather, ASA has a classic bottom-up, company-by-company view of investing.

Inherent in ASA's absolute value approach is its objective to minimize downside risk. To further this aim, ASA screens for companies with proven track records, strong balance sheets and large capitalizations. The sub-adviser's minimum investment time horizon is 18 to 24 months. At any point in time, ASA may have investments in as many as 30 to 40 securities in the portfolio managed for the Series. ASA feels that constant monitoring of these positions through regular discussions with management is a crucial part of its portfolio management. Additionally, approximately 100 other companies are followed on a watch list for future investment.

In conjunction with ASA's view that market timing is generally an unrewarding exercise, the firm has predetermined buy and sell levels for each security it purchases. These target points help ASA to avoid the emotional excesses of the market with respect to the Series' investments.

Montag & Caldwell, Inc.

The Investment Policy Group (or IPG, which consists of all portfolio managers and analysts) works as a team by using a bottom-up stock selection process. The identification of appropriate stocks for consideration begins with screening a database of 9000 common equity securities for market capitalization of at least $3 billion and a minimum 10% historical secular earnings growth rate. The resultant universe of approximately 500 common stocks is then subject to a proprietary earnings and valuation models. Analyst judgment based on qualitative factors and strong financial characteristics further narrow the universe to a select list of approximately 150 names. Analysts follow these stocks closely, regularly evaluating their valuation and relative earnings growth. A position is initiated in a stock that is trading at a discount (normally 10-25%) to the estimate of its intrinsic value. This value is computed using a modified dividend discount model that incorporates their analysts' assumptions for normalized earnings, secular earnings growth rate (minimum 10%, maximum 20%), dividend payout ratio, and a stock specific risk adjusted discount rate. The valuation model is a dynamic process in which the earnings base is adjusted each quarter. In addition, the fundamental attributes that contribute to the risk-adjusted discount rate are re-evaluated annually for each security and more frequently if market, industry, or specific company issues so demand. The valuation model is updated daily and published every two weeks. Above median relative earnings growth is considered to be the catalyst driving share price appreciation. This measure is determined by comparing estimated and historical six-month annualized earnings growth to a benchmark and subsequently ranking companies by decile. Analyst judgment based on fundamental analysis that includes thorough due diligence of company and industry fundamentals is the final arbiter in determining candidates to be presented to the IPG for investment consideration and potential inclusion in the growth model portfolio of 30 to 40 issues.

If a company's results remain consistent with the firm's forecast, M&C could hold the position for a number of years. Average annual turnover is normally 30 to 40 percent. A holding will be reviewed for probable sale when it reaches M&C's target price ratio, which is normally 120% of the determination of its fair value. Trimming the position, rather than total sale, might be the decision in the case of a high-growth company with rapidly compounding earnings. Stocks are also sold when experiencing weakening earnings momentum, or underperforming the market. Any significant earnings disappointment will trigger an immediate review of the holding and a decision to "add or sell." Since the investment policy centers on positive earnings momentum within a six-month period, "add or sell" decisions are made within that framework. This time frame may be extended for one quarter out to nine months, in order to capture exceptionally good value occurring just prior to restored earnings momentum. Unless there is visible earnings growth for the next six to nine months and the valuation is attractive enough to justify adding positions, a position will be sold on earnings disappointments. A position will also be reduced when it exceeds 5% of the equity portion of a portfolio.

First Quadrant, L.P.

First Quadrant L.P. ("First Quadrant") uses a proprietary quantitative analytical model in constructing the Series' investment portfolio to reflect the characteristics of the S&P 500 Index, the Series benchmark index, and combines a top-down analysis of market and economic conditions with a bottom-up stock selection review process to enhance returns. The top-down analysis consists of a review of market and economic data such as interest rates, commodity price changes, market volatility levels, inflation expectations, credit spreads and foreign exchange rates to identify those industries and sectors of the U.S. economy that are likely to benefit from present and future economic conditions. First Quadrant modifies industry weightings in the Series' portfolio relative to the S&P 500 Index based on the top-down analysis, consistent with maintaining tax efficiency for investors. In general, these weightings will not differ from the industry weightings of the S&P 500 Index by more than +/-5%. In addition, consistent with minimizing taxable gains and enhancing returns, First Quadrant may underweight and overweight the Series' exposure (relative to the S&P 500 Index) to specific securities within an industry. Individual stocks are selected based upon a bottom-up review of a variety of security-specific valuation metrics, such as earnings revisions, earnings surprise signals, insider trading, corporate actions and changes in various indices.

First Quadrant manages the portion of the Series' portfolio allocated to it to minimize taxable distributions to shareholders. First Quadrant applies a variety of tax-sensitive investment techniques, including: (i) investing in stocks that pay below-average dividends; (ii) employing a buy-and-hold strategy that will avoid realizing short-term capital gains and defer as long as possible the realization of long-term capital gains; and (iii) realizing losses on specific securities or specific tax lots of securities to offset realized gains. The investment portfolio under First Quadrant's management can be expected to distribute a smaller percentage of its returns each year than other equity mutual funds that are managed without regard to tax considerations.

Sub-Advisers to the Mid Cap Multi-Manager Series

Bennett Lawrence Management, LLC

BLM employs a mid cap growth investment strategy investing in competitively advantaged companies benefiting from major economic trends. The sub-adviser believes that growth opportunities can be found in companies within market sectors where strong demand trends and a rapid rate of growth are evident relative to other market sectors.

In seeking competitively advantaged companies that participate in the fastest growing markets, BLM's investment management team thoroughly researches each company in which it invests. Its primary research includes discussions with the management of the company and its competitors, suppliers and customers. At any time, BLM may invest in 25-35 securities concentrated in those sectors, which BLM believes to be the fastest growing economic sectors. By not having exposure to all sectors or industries within the economy, BLM expects its portfolio managed on behalf of the Series to be more volatile than broad market indexes. Ongoing discussions with company management and other industry sources as well as limits on individual position weightings are important factors in risk control.

Eubel Brady and Suttman Asset Management, Inc.

EBS follows a domestic value strategy to investing. In implementing its investment strategy, EBS attempts to identify great businesses, which are operated by excellent management teams. EBS strategy is a fundamental approach that attempts to choose companies traditionally classified as "value" while not excluding growing companies if their price is attractive relative to other fundamental measures. The companies in which EBS invests will typically have relatively low price-to-earnings, price-to-book, and price-to-cash flow ratios.

EBS begins its stock selection process with a universe of more than 1,000 domestic companies, and initially screens these companies based on traditional measures of valuation such as price-to-earnings, price-to-book, and price-to-cash flow ratios "price-to" ratios. In the initial phases of its stock selection process, EBS also analyzes published annual and quarterly reports, 10K's, and other public information. More in-depth analysis follows EBS's initial screening with the use of data services, such as Compustat PC Plus. Based on this analysis, EBS identifies companies which it believes have good value and then classifies such companies as either a pricing anomaly or a core holding. Core holdings are higher quality businesses with long-term growth prospects. At times, both core and anomaly holdings are held. Once a company has been identified for potential investment by EBS's research team, that company is presented to EBS's Investment Policy Committee, which makes the final decision to purchase. EBS will generally sell a company it holds if it is determined that the company has become overvalued, market conditions have changed or company fundamentals have deteriorated.

Equity Investment Corporation

EIC invests in well-managed, structurally sound companies selling at a discount to their "true" value, while avoiding those that look inexpensive relative to their historical records but which are actually in long-term structural decline (best thought of as "value traps").

Starting with approximately 2,000 stocks having market caps above $500 million, EIC looks for companies with a return on equity above 9% and a growth rate above 7%. (The market cap, ROE and growth rate figures are guidelines rather than hard and fast minimums.) Additional ideas are sometimes uncovered through traditional news sources, non-opinionated research, and simply being aware of companies that have seen recent and significant price declines.

Once a potential candidate is identified, the first step in the process is to determine whether the company is selling at a discount to its "true" value, based upon proprietary, in-house valuation models. EIC values businesses such that if it bought and operated the entire business, it would earn the inflation rate plus a premium on its initial capital investment and all capital reinvested to grow the business over a given time horizon. Two key inputs to the models are return on equity and growth.

Once it has been determined that a company is selling at a meaningful discount to its true business value, graphical financial statement analysis is used to examine four general areas of potential risk: financial, operational, management, and business. The objective of this exercise is to focus on well-managed, structurally sound companies and to eliminate potential value traps.

After the graphical financial statement analysis, in-depth fundamental research is performed, which includes reading the annual reports and footnotes as well as the management discussion and analysis section of 10-Ks and 10-Qs, to gain further insight into accounting policies, unusual transactions, attempts to manage earnings, and any other evidence that reality is different than what the financial statements reveal.

If a company passes all levels of analysis, then it may be added to portfolios.

Stocks are sold if any of the following conditions are met:

      -     The security reaches EIC's measure of full value.

      -     The position increases to more than 6% of the portfolio.

      - The firm shows balance sheet stress, indicating potential earnings management, weak financial controls or possible earnings shortfalls.

      - A major change occurs rendering historical data invalid for determining the true value of business ownership.

      - The firm's quality or financial strength falls below acceptable levels.

Sub-Advisers to the Small Cap Multi-Manager Series

Batterymarch Financial Management, Inc.

BFM employs a bottom-up quantitative approach to manage small cap growth equity assets. The BFM investment process replicates the investment disciplines of the experienced fundamental investor coupled with the advantages of systematic quantitative techniques. This approach allows BFM to process current information on a substantially large number of companies than can reasonably followed by a fundamental investor, in effect using quantitative tools and techniques as a proxy for a team of analysts. BFM believes this approach which combines strong stock selection, effective risk control and efficient trading strategies provides BFM with a strong competitive edge.

Investment Decision-Making Process. BFM's proprietary stock selection model ranks the attractiveness of 3,000 liquid stocks in its investable universe on a daily basis across six major dimensions. These are: cash flow, earnings growth, expectations, value, technical and corporate signals. Within each dimension a range of traditional factors (examples include P/B; EPS; ERY; DDM etc) are used to rank all 3,000 stocks within each dimension on a daily basis. Stocks are ranked on a sector neutral basis, and only those factors which have been proven to be predictive of excess return on both a long and a shorter-term basis are utilized. Factors are reviewed on a monthly basis. The output is a list of stocks ranked within 20 sectors Stocks ranked 1-10 are considered as "buys", stocks ranked 11-50 are "holds" and stocks ranked 51-100 are "sells". In addition a proprietary style model ranks each stock as either a "growth", "value" or "core" stock.

Portfolio Construction. Stock selection is the most important component of the investment process, followed by portfolio construction and trading. Multiple risk control disciplines are employed at each step in the process. A proprietary sector model ranks the relative attractiveness of twenty economic sectors. The four most attractive sectors are targeted as over weights versus the benchmark; the four most unattractive are targeted as under weights versus the benchmark; and the remaining twelve are targeted as neutral weights.

BFM's proprietary trading strategy is designed to minimize total transaction costs inclusive of commissions, opportunity cost and market impact. Portfolio managers review every trade prior to execution and have the authority modify a buy/sell decision should market conditions so warrant. Except as noted portfolio managers do not override the trade list. Portfolios are monitored by portfolio managers through daily, weekly and monthly diagnostics as well as by the firm's compliance officers. In addition portfolios are reviewed by the firm's Investment Review Committee (consisting of all of the firm's investment professionals) on a quarterly basis.

Systematic Financial Management L.P.

SFM's small cap value approach utilizes proprietary value-oriented methodologies to identify small capitalization companies that are trading at a discount to their intrinsic value and average market valuations. SFM believes that the true value of a company is the present value of its cash on hand and its expected future cash inflows. As a result, SFM's small cap value approach seeks to identify undervalued small capitalization companies by thoroughly analyzing the cash flow characteristics of potential investments.

The investment adviser has engaged SFM as sub-adviser to manage a portion of the Series on a day-to-day basis. In choosing investments for the Series, SFM invests in companies that are generating cash flows, have low levels of debt and which it believes are undervalued relative to a company's ability to generate cash flows.

SFM makes investments in these companies based on its fundamental research and analysis of various characteristics, including financial statements, sales and expense trends, earnings estimates, market position of the company and industry outlook. Systematic also looks for "catalysts" which could positively or negatively affect prices of current and potential Series companies.

                       International Multi-Manager Series


International Multi-Manager Series is a diversified portfolio of equity securities (including convertible securities) of foreign issuers. Foreign issuers are those issuers which (1) are organized outside of the United States or (2) derives at least 50% of their revenues or profits from goods produced or sold, investments made or services performed outside of the United States or (3) has at least 50% of its assets situated outside of the United States. Under normal market conditions, the Series invests at least 85% of its assets in the following equity or equity related securities:

            -     Common stocks of foreign issuers;

            - Preferred stocks and/or debt securities that are convertible securities of foreign issuers;

            - Receipts or American Depositary Receipts (ADRs), which are typically issued by a U.S. bank or trust company as evidence of ownership of underlying securities of a foreign issuer; and

            - Open-end or closed-end investment companies that primarily invest in the equity securities of issuers in a single country or geographic region directly, including exchange-traded funds ("ETFs") (registered investment companies whose shares are publicly traded on an exchange).

Although the Series maintains liquidity reserves (i.e. cash awaiting investment or held to meet redemption requests), the Series may expose these reserves to the performance of one or more equity markets, usually by use of stock index futures contracts and options on such futures contracts, as well as exchange traded and over-the-counter options, equity index swaps and forward currency contracts to attempt to hedge actual or anticipated investment securities positions. As part of its overall strategy, the Series may purchase or sell foreign exchange and depository receipts. In addition, the Series may capture arbitrage and take advantage of price anomalies by entering into transactions such as short sells and acquiring securities through initial public offerings. Arbitrage is the practice of profiting from differences in the price of a security when the same security is traded on two or more markets.

As a temporary or defensive policy, the Series may invest up to 100% of its assets in high quality money market instruments and other short-term debt instruments. The result of this action may be that the Series will be unable to achieve its investment objective.

Adviser Allocation


The Series employs a multi-manager approach, relying on several sub-advisers with differing investment philosophies to manage a portion of the Series' assets under the general supervision of RSMC. RSMC may allocate a portion of the Series' assets (up to 60%) to shares of ETFs whose underlying investments are consistent with the Series' investment objective. As a shareholder in an investment company, the Series would bear its pro rata portion of the ETFs expenses, including advisory fees, in addition to its own expenses. The 1940 Act limits investments by registered investment companies in the securities of other investment companies. However, the Series may invest in ETFs in excess of these limits in accordance with SEC exemptive relief granted to such ETFs.


RSMC will allocate the balance of the Series' assets between the sub-advisers. When making these allocation decisions, the investment adviser considers, among other things, its expectation for economic and market performance in light of projected growth trends in the U.S. and foreign economies, relative valuation levels and volatility in the equity markets, the outlook and projected growth of various industrial sectors, and information relating to business cycles. This approach allows RSMC to allocate assets among sub-advisers that employ different investment approaches. Currently, the Series' sub-advisers are Goldman Sachs Asset Management, L.P. ("GSAM") and Julius Baer Investment Management Inc. ("JBIM"). Each sub-adviser uses its own investment approach and strategy to pursue the Series' investment objective.

The Series' multi-manager arrangement is expected to reduce volatility by utilizing several investment approaches, a strategy used by many institutional investors. This multiple investment approach is designed to soften the impact of a single sub-adviser's performance in a market cycle during which that sub-adviser's investment approach is less successful. Because each sub-adviser has a different investment approach, the performance of one sub-adviser is expected to offset the impact of another sub-adviser's performance, regardless of the market cycle. The successful performance of a sub-adviser will be diminished by the less successful performance of the other sub-adviser. There can be no guarantee that the expected advantage of the multi-manager arrangement will be achieved.

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Goldman Sachs Asset Management, L.P.

GSAM's Structured International strategy seeks to achieve consistent relative outperformance. GSAM's investment team seeks to create portfolios with style, sector, risk and capitalization characteristics similar to the Fund's benchmark but positioned to outperform through superior underlying stock selection. Under normal circumstances, GSAM expects to invest in approximately 250-400 securities on behalf of the Series.

Julius Baer Investment Management Inc.

JBIM employs a "core" approach to the management of international equities. As such, its strategy invests in both "growth" and "value" companies. The flexibility to tilt JBIM's allocation of the Series toward either growth or value sectors based upon an assessment of where real value resides in the market provides JBIM with one means of potentially generating out-performance. JBIM believes in well - diversified, international equity portfolios, typically investing in between 120-200 individual companies.


JBIM utilizes different investment tactics for different markets. Within the developed market sector, individual company factors (bottom-up factors) dominate. In the emerging markets, macro-economic and political factors (top-down factors) dominate. Finally, in Japan, JBIM employs a "hybrid" approach employing both top-down and bottom-up approaches. JBIM will invest in large, mid and smaller companies, but prefers the larger, more liquid issues unless the smaller companies offer a significant advantage in expected future return.


                               Real Estate Series


Real Estate Series, under normal market conditions, invests at least 80% of its assets in securities of domestic and foreign companies that are primarily engaged in the real estate industry (real estate companies). The Series considers a company to be a real estate company if at least 50% of its assets, gross income or net profits is derived from (i) development, ownership, leasing, financing, construction, management or sale of real estate or (ii) products and services that are related to the real estate industry, such as manufacturers and distributors of building supplies and financial institutions which issue or service mortgages. The Series will invest in real estate companies, such as equity real estate investment trusts (REITs) that own property and mortgage REITs that make construction and development loans or invest in mortgage pools, or companies whose products and services relate to the real estate industry.


The Series may invest its assets in equity, debt or convertible securities of companies whose products and services are related to the real estate industry or in securities whose products and services are related to the real estate industry or in securities of companies unrelated to the real estate industry that a sub-adviser believes are undervalued or have potential for growth of capital. The Series will limit its investment in debt securities to those that are investment-grade or deemed by the sub-adviser to be of comparable quality. The Series may invest up to 25% of its assets in foreign securities.

Any percentage limitations with respect to assets of the Series or the capitalization requirement of companies in which the Series invests are applied at the time of purchase.

In anticipation of or in response to adverse market conditions, for cash management purposes, or for temporary defensive positions, the Series may temporarily hold all or a portion of its assets in cash, money market instruments, or bonds or other debt securities. As a result, the Series may not achieve its investment objective.

Adviser Allocation

The Series employs a multi-manager approach, relying on several sub-advisers with differing investment philosophies to manage a portion of the Series' assets under the general supervision of RSMC. RSMC may allocate a portion of the Series' assets (up to 60%) to shares of ETFs whose underlying investments are consistent with the Series' investment objective. As a shareholder in an investment company, the Series would bear its pro rata portion of the ETF's expenses, including advisory fees, in addition to its own expenses. The 1940 Act limits investment by registered investment companies in the securities of other investment companies.

However, registered investment companies may invest in ETFs in excess of these limits in accordance with SEC exemptive relief granted to ETFs.

RSMC will allocate the balance of the Series' assets between the sub-advisers. When making these allocation decisions, the investment adviser considers, among other things, its expectation for the performance of the U.S. economy, securities and real estate markets in light of projected growth trends in the U.S. economy, relative valuation levels and volatility in the equity and real estate markets, the outlook and projected growth of the real estate and various other sectors, and information relating to business cycles. Currently, the Series' sub-advisers are AEW Management and Advisors, L.P. ("AEW") and Real Estate Management Services, LLC ("REMS"). Each sub-adviser uses its own investment approach and strategy to pursue the Series' investment objective.

The Series' multi-manager arrangement is expected to reduce volatility by utilizing several investment approaches, a strategy used by many institutional investors. This multiple investment approach is designed to soften the impact of a single sub-adviser's performance in a market cycle during which that sub-adviser's investment approach is less successful. Because each sub-adviser has a different investment approach, the performance of one sub-adviser is expected to offset the impact of another sub-adviser's performance, regardless of the market cycle. The successful performance of a sub-adviser will be diminished by the less successful performance of the other sub-adviser. There can be no guarantee that the expected advantage of the multi-manager arrangement will be achieved.

AEW Management and Advisors, L.P.

Investment Philosophy. AEW employs a value-oriented investment strategy designed to identify securities that are priced below what it believes is their intrinsic value. AEW believes that ultimately the performance of real estate companies' securities is dependent upon the performance of the underlying real estate assets and company management as well as the overall influence of capital markets. Consequently, when selecting securities for the Series, AEW draws upon the combined expertise of its real estate, research and securities professionals.

Investment Process. When selecting investments for the Series, AEW generally considers the following factors that it believes to be helpful in identifying those real estate companies whose securities represent the greatest value and price appreciation potential:

      - Valuation: AEW has developed a proprietary model to assess the relative value of each security in the real estate investment universe. This model is designed to estimate what a real estate company's anticipated cash flows are worth to a security investor (a capital markets value) and to a direct real estate investor (a real estate value). The model helps AEW identify securities that it believes trade at discounts to either or both of these model values relative to similar securities. AEW will generally sell a security once it is considered overvalued or when AEW believes that there is greater relative value in other securities in the real estate investment universe.

      - Price: AEW examines the historic pricing of each real estate company in the universe of potential investments. Those securities that have under-performed in price, either in absolute terms or relative to the investment universe, are typically of greater interest, provided AEW can identify and disagree with the sentiment that caused the underperformance.

      - Income: AEW further evaluates real estate companies by analyzing their dividend yields as well as other factors that influence the sustainability and growth of dividends. These factors include cash flow, leverage and payout ratios.

      - Catalysts: When evaluating a security, AEW also seeks to identify potential catalysts that, in its opinion, could cause the marketplace to re-value the security in the near term. These catalysts can be macroeconomic, market-driven or company-specific in nature.

In order to control risk, AEW will endeavor to maintain a portfolio that is broadly diversified within the U.S. real estate industry, with exposure to securities representing major property types and geographic areas. However,

AEW's stock selection disciplines and fundamental real estate market and property type analyses may lead AEW to overweight or underweight particular property types and/or geographic regions from time to time.

Real Estate Management Services Group LLC

Investment Philosophy. REMS utilizes a value, yield-advantage style to identify securities whose underlying real estate is perceived to sell at a discount to its public market pricing. This style is designed to construct a portfolio of undervalued securities that aims to produce superior total returns versus the benchmark for REMS' clients over time. Investments generally are in smaller-capitalization issues with a portfolio composition that is distinct from the REIT indices. REMS' managers rely heavily on fundamental research combined with extensive direct real estate experience.

Investment Selection Process. REMS applies a proprietary REIT Multi Factor Model to screen from the universe of REIT stocks to arrive at a selection list containing value attributes deemed capable of delivering superior returns. The firm's managers also continuously review its direct real estate model, which suggests valuations based on cash flow yield, and capital structure, to identify candidates for investment.

The investment team meets weekly, and each member is responsible for thorough fundamental analysis of existing portfolio holdings and ideas for new investment. When new candidates are identified, REMS undertakes research that includes management interview, property visits, and conversations with analysts and contacts who know the company. The firm utilizes its direct real estate experience to make qualitative evaluations of public real estate companies. Sell decisions are based on a methodology that seeks to identify over-valuation of a security versus its real estate value and future prospects.

REMS' management is aware of the distribution of portfolio investment by both property type and geographic region. The investment selection process is bottom-up, however, and is driven by attractive investment opportunities and not specific allocation targets versus an index.

                                All Equity Series

Portfolio Turnover The frequency of portfolio transactions and the Series' turnover rate will vary from year to year depending on the market. Increased turnover rates incur the cost of additional brokerage commissions and may cause you to receive a larger capital gain distribution. Such factors may have the effect of lowering overall fund performance.


Under normal market conditions, except for the Small Cap Growth, Mid Cap Value Series and Small/Mid Cap Value Series, each Series' turnover rate is expected to be less than 100%. The turnover rates for the Mid Cap Value, Small Cap Growth Series, and Small/Mid Cap Value Series is expected to be less than 150%, 200%, and 125%, respectively.


Each Series also may use other strategies and engage in other investment practices, which are more fully described in Part B.

FIXED INCOME SERIES:

                         Short/Intermediate Bond Series

Short/Intermediate Bond Series: (i) invests at least 85% of its total assets in various types of investment grade fixed income securities; (ii) may invest up to 10% of its total assets in investment grade fixed income securities of foreign issuers; and (iii) will, as a matter of fundamental policy, maintain a short-to-intermediate average dollar-weighted duration (2 1/2 to 4 years).

                            Broad Market Bond Series

Broad Market Bond Series: (i) will invest at least 85% of its total assets in various types of investment grade fixed income securities; (ii) may invest up to 10% of its total assets in investment grade fixed income securities of foreign issuers; and (iii) will, as a matter of fundamental policy, maintain an intermediate average dollar-weighted duration (4 to 7 years).

                              Municipal Bond Series

Municipal Bond Series: (i) will, as a fundamental policy, invests substantially all (at least 80%) of its net assets in a diversified portfolio of municipal securities that provide interest that is exempt from federal income tax; (ii) may invest up to 20% of its net assets in other types of fixed income securities that provide income that is subject to federal tax; and (iii) will, as a matter of fundamental policy, maintain an intermediate average dollar-weighted duration (4 to 8 years).


The Municipal Bond Series may not invest more than 25% of its total assets in any one industry. The Series does not consider governmental issuers of municipal securities as part of any industry. The 25% limitation applies to municipal securities backed by the assets and revenues of non-governmental issuers, such as private operators of educational, hospital or housing facilities. However, the investment adviser may decide that the yields available from concentrating in obligations of a particular market sector or political subdivision justify the risk that the performance of the Municipal Bond Series may be adversely affected by such concentration. Under such market conditions, the Municipal Bond Series may invest more than 25% of its assets in sectors of the municipal securities market, such as health care or housing, or in securities relating to one political subdivision, such as a given state or U.S. territory. Under these conditions, the Municipal Bond Series' vulnerability to any special risks that affects that sector or jurisdiction could have an adverse impact on the value of an investment in the Series. There are no limitations on the Municipal Bond Series' investment in any one of the three general categories of municipal obligations: general obligation bonds, revenue (or special) obligation bonds and private activity bonds.


                            Short-Term Income Series

Short-Term Income Series: (i) will invests at least 80% of its total assets in investment grade corporate fixed income securities; (ii) may invest up to 20% of its total assets in non-investment grade fixed income securities; and (iii) will maintain a short average duration of 1 to 3 years.

                           All Fixed Income Portfolios

Series Composition. The composition of a Series' holdings varies, depending upon the investment adviser's analysis of the fixed income markets and the expected trends in those markets. The securities purchased by a Series may be purchased based upon their yield (the income earned by the security) or their potential capital appreciation (the potential increase in the security's value) or both. The investment adviser seeks to protect the Series' principal value by reducing fluctuations in value relative to those that may be experienced by fixed income funds with a longer average duration. This strategy may reduce the level of income attained by the Series. There is no guarantee that principal value can be protected during periods of extreme interest rate volatility.

The types of fixed income securities which are principal investments of each fixed-income Series, except for Municipal Bond Series, are: (i) asset-backed securities; (ii) bank obligations; (iii) corporate bonds, notes and commercial paper; (iv) mortgage-backed securities; (v) municipal securities; (vi) obligations issued by supranational agencies; and (vii) U.S. Government obligations. Municipal Bond Series principally invests in municipal securities. The investment adviser believes that these securities will help the Series achieve its investment objective.


Except for the Short-Term Income Series, each Series invests only in securities that are rated, at the time of purchase, in the top four categories by a rating agency such as Moody's Investors Service, Inc. or Standard & Poor's Corporation. If the securities are not rated then the investment adviser must determine that they are of comparable quality. U.S. Government obligations are debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. U.S. government obligations include securities issued by government-sponsored entities, such as Freddie Mac and Fannie May, which are not issued, insured or guaranteed by the U.S. Treasury or the U.S. Government. Instruments issued by such government-sponsored entities are supported only by the credit of the issuing entity. If an issuer that is not insured or guaranteed by the U.S. Treasury or U.S. Government fails to meet its commitments, a Series would not be able to assert a claim against the United States.

Each Series also may use other strategies and engage in other investment practices, which are described in detail in Part B. The investments and strategies listed above are those that the investment adviser will use under normal market conditions.


MONEY MARKET SERIES:

                      Premier and Prime Money Market Series

Each of the Premier and Prime Money Market Series invests in (i) U.S. dollar-denominated obligations of major U.S. and foreign banks and their branches located outside of the United States, of U.S. branches of foreign banks, of foreign branches of foreign banks, of U.S. agencies of foreign banks and wholly-owned banking subsidiaries of foreign banks; (ii) commercial paper rated, at the time of purchase, in the highest category of short-term debt ratings of any two nationally recognized statistical rating organizations ("NRSRO"); (iii) corporate obligations having a remaining maturity of 397 calendar days or less, issued by corporations having outstanding comparable obligations that are (a) rated in the two highest categories of any two NRSROs or (b) rated no lower than the two highest long-term debt ratings categories by any NRSRO; (iv) U.S. Government obligations; (v) high quality municipal securities; and (vi) repurchase agreements that are fully collateralized by U.S. Government obligations.

The Prime and Premier Money Market Series may invest more than 25% of its assets in the obligations of banks, finance companies and utilities.

U.S. Government obligations are debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. U.S. government obligations include securities issued by government-sponsored entities, such as Freddie Mac and Fannie May, which are not issued, insured or guaranteed by the U.S. Treasury or the U.S. Government. Instruments issued by such government-sponsored entities are supported only by the credit of the issuing entity. If an issuer that is not insured or guaranteed by the U.S. Treasury or U.S. Government fails to meet its commitments, a Portfolio would not be able to assert a claim against the United States.

                             U.S. Government Series

U.S. Government Series invests at least 80% of its total assets in: (i) U.S. Government obligations; and (ii) repurchase agreements that are fully collateralized by such obligations.

The U.S. Government Series may invest up to 20% of its assets in the obligations of banks, finance companies and utilities.

U.S. Government obligations are debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. U.S. government obligations include securities issued by government-sponsored entities, such as Freddie Mac and Fannie May, which are not issued, insured or guaranteed by the U.S. Treasury or the U.S. Government. Instruments issued by such government-sponsored entities are supported only by the credit of the issuing entity. If an issuer that is not insured or guaranteed by the U.S. Treasury or U.S. Government fails to meet its commitments, a Portfolio would not be able to assert a claim against the United States.

                                Tax-Exempt Series

Tax-Exempt invests its assets in the Tax-Exempt Series, which in turn invests in: (i) high quality municipal obligations and municipal bonds; (ii) floating and variable rate obligations; (iii) participation interests; (iv) high quality tax-exempt commercial paper; and (v) high quality short-term municipal notes.

The Tax-Exempt Series may invest more than 25% of its assets in the obligations of banks, finance companies and utilities.

The Tax-Exempt Series has adopted a policy that, under normal circumstances, at least 80% of its annual income will be exempt from Federal income tax. Additionally, at least 80% of its annual income will not be a tax preference item for purposes of the Federal alternative minimum tax.




                                   All Series


Each Series also may invest in other securities, use other strategies and engage in other investment practices, which are described in detail in Part B.

(c)   RISK INFORMATION

The following is a list of certain risks that may apply to an investment in the Series, unless otherwise indicated. Further information about investment risks is available in Part B. There can be no assurance that the investment objective of any Series will be achieved.


ALLOCATION RISK: The risk that the investment adviser will make less than optimal or poor asset allocation decisions to the sub-advisers of a Series. To the extent that the investment adviser allocates more assets to one sub-adviser, the performance of that sub-adviser will have a greater effect on the Series performance. (Large Cap Multi-Manager, Large Cap Quantitative, Mid Cap Multi-Manager, Mid Cap Quantitative, Small Cap Quantitative, International Multi-Manager, and Real Estate)



CREDIT RISK: The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Non-investment grade, fixed income securities are lower-quality fixed income securities that involve greater risk of default or price changes due to changes in the credit quality of the issuer. The value of lower-quality fixed income securities often fluctuates in response to issuer, political, or economic developments and can decline significantly over short periods of time or during periods of general or regional economic difficulty. Lower-quality fixed income securities can be thinly traded or have restrictions on resale, making them difficult to sell at an acceptable price. The default rate for lower-quality, fixed income securities is likely to be higher during economic recessions or periods of high interest rates. (Fixed Income Series)


CURRENCY RISK: The risk related to investments denominated in foreign currencies. Foreign securities are usually denominated in foreign currency therefore changes in foreign currency exchange rates can affect the net asset value of a Series. (International Multi-Manager Series)

DERIVATIVES RISK: Some of the Series' investments may be referred to as "derivatives" because their value depends on, or derives from, the value of an underlying asset, reference rate or index. These investments include options, futures contracts and similar investments that may be used in hedging and related income strategies. The market value of derivative instruments and securities is sometimes more volatile than that of other investments, and each type of derivative may pose its own special risks. As a fundamental policy, no more than 15% of a Series' total assets may at any time be committed or exposed to derivative strategies. (All Equity Series)

FOREIGN SECURITY RISK. Foreign investments are subject to risks relating to political, regulatory, economic, or social instability, military action or unrest, or diplomatic developments and may be affected by actions of foreign governments adverse to the interest of U.S. investors. (All Series)

GOVERNMENT OBLIGATIONS RISK: The risk that government-sponsored entities may default on a financial obligation, since their securities are not insured or guaranteed by the U.S. Treasury or the U.S. Government. (Fixed Income and Money Market Series)

FOREIGN SECURITY RISK. Foreign investments are subject to risks relating to political, regulatory, economic, or social instability, military action or unrest, or diplomatic developments and may be affected by actions of foreign governments adverse to the interest of U.S. investors. (All Series)


GROWTH INVESTING RISK: The risk that an investment in a growth-oriented portfolio, which invests in growth-oriented companies, will be more volatile than the rest of the U.S. market as a whole. (WT Large Cap Growth, Large Cap Core, Large Cap Multi-Manager, Large Cap Quantitative, Mid Cap, Mid Cap Multi-Manager, Mid Cap Quantitative, Small Cap Core, Small Cap Multi-Manager, Small Cap Quantitative, and Real Estate)



INTEREST RATE RISK: The risk of market losses attributable to changes in interest rates. With fixed-rate securities, a rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. The yield earned by a Series will vary with changes in interest rates. (Fixed Income Series, Money Market Series, and Real Estate Series)


IPO RISK: A Series may acquire common and preferred stock of issuers in an initial public offering (IPO). Securities issued through an IPO can experience an immediate drop in value if the demand for the securities does not continue to support the offering price. Information about the issuers of IPO securities is also difficult to obtain since they are new to the market and may not have lengthy operating histories. A Series may engage in short-term trading in connection with its IPO investments, which could produce higher trading costs and adverse tax consequences. The number of securities issued in an IPO is limited, so it is likely that

IPO securities will represent a small component of the Series' portfolio as the Series' assets increase. (International Multi-Manager Series)


LEVERAGE RISK: The risk associated with securities or practices (such as when-issued and forward commitment transactions) that multiply small market movements into larger changes in value. (Fixed Income Series)


LIQUIDITY RISK: The risk that certain securities may be difficult or impossible to sell at the time and the price that the seller would like. (All Series)

MARKET RISK: Market Risk: The risk that the market value of a security may fluctuate, sometimes rapidly and unpredictably. The prices of equity securities change in response to many factors including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity. (All Series)


MULTI-MANAGER RISK: The investment styles employed by the sub-advisers of a Series may not be complementary. The interplay of the various strategies employed by the sub-advisers may result in a Series holding a concentration in certain types of securities, industries or sectors. This concentration may be detrimental to the Series' performance depending upon the performance of those securities and the overall economic environment. The multi-manager approach could result in a high level of portfolio turnover, resulting in higher brokerage expenses and increased tax liability from the realization of capital gains. (Large Cap Multi-Manager, Large Cap Quantitative, Mid Cap Multi-Manager, Mid Cap Quantitative, Small Cap Multi-Manager, Small Cap Quantitative, International Multi-Manager, and Real Estate)


OPPORTUNITY RISK: The risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments. (All Series)


PREPAYMENT RISK: The risk that a debt security may be paid off and proceeds invested earlier than anticipated. Depending on market conditions, the new investments may or may not carry the same interest rate. (Fixed Income Series and Money Market Series)


RISKS OF SECURITIES LINKED TO REAL ESTATE INDUSTRY: The Real Estate Series concentrates its investments in the real estate industry. Property values may fall due to increasing vacancies or declining rents resulting from economic, legal, cultural or technological developments. The price of a real estate company's shares may drop because of the failure of the real estate company borrowers to pay their loans and poor management. Many real estate companies, including REITs, use leverage, which increases investment risk and could adversely affect a real estate company's operations and market value in periods of rising interest rates. Financial covenants related to a real estate company's leveraging may affect its ability to operate effectively. Risks may also arise where real estate companies fail to carry adequate insurance, or where a real estate company may become liable for removal or other costs related to environmental contamination. In addition, an economic downturn could have a material adverse effect on the real estate markets and on the real estate companies in which the Series invests. (Real Estate Series)

RISKS OF REITS. In addition to the general risks of the real estate industry and small and mid companies, REITs are not diversified, and, therefore, their value may fluctuate more widely, and they may be subject to greater risks, than if they invested more broadly. Since REITs have expenses of their own, the Series, will bear a proportionate share of those expenses in addition to those expenses of the Series. (Real Estate Series)


SMALL AND MID CAP RISK: Small and mid cap companies may be more vulnerable than larger companies to adverse business or economic developments. Small and Mid cap companies may also have limited product lines, markets or financial resources, may be dependent on relatively small or inexperienced management groups and may operate in industries characterized by rapid technological obsolescence. Securities of such companies may be less liquid and more volatile than securities of larger companies and therefore may involve greater risk than investing in larger companies. (Small Cap Growth, Small Cap Core, Small Cap Multi-Manager, Small Cap Quantitative, Small Cap Value, Mid Cap, Mid Cap Value, Small/Mid Cap Value, Mid Cap Multi-Manager and Mid Cap Quantitative Series)

VALUATION RISK: The risk that a Series has valued certain of its securities at a higher price than it can sell them. (All Equity and Bond Series)


VALUE INVESTING RISK: The risk that a Series' investments in companies whose securities are believed to be undervalued, relative to their underlying profitability, do not appreciate in value as anticipated. (Large Cap Core, Large Cap Multi-Manager, Large Cap Quantitative, Large Cap Value, Mid Cap Multi-Manager, Mid Cap Quantitative, Mid Cap Value, Small Cap Core, Small/Mid Cap Value, Small Cap Multi-Manager, Small Cap Quantitative Series and Small Cap Value Series)






ITEM 5. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE.



(a)   MANAGEMENT


The Board of Trustees for the Fund supervises the management, activities and affairs of the Fund and has approved contracts with various organizations to provide, among other services, the day-to-day management required by the Fund and its shareholders.


(1) INVESTMENT ADVISERS



Rodney Square Management Corporation ("RSMC"), the investment adviser for the Large Cap Core, Large Cap Multi-Manager, Large Cap Quantitative, Mid Cap Multi-Manager, Mid Cap Quantitative, Small Cap Multi-Manager, Small Cap Quantitative, International Multi-Manager, Real Estate, Short/Intermediate Bond, Broad Market Bond, Municipal Bond, Short-Term Income, Premier Money Market, Prime Money Market, U.S. Government, and Tax-Exempt Series, is located at 1100 North Market Street, Wilmington, Delaware 19890. RSMC is a wholly owned subsidiary of Wilmington Trust Corporation, which is a publicly held financial services holding company. RSMC, subject to the supervision of the Board of Trustees, directs the investments of these Series in accordance with their respective investment objectives, policies and limitations. For the Large Cap Multi-Manager, Mid Cap Multi-Manager, Small Cap Multi-Manager, and International Multi-Manager Series, RSMC allocates a Series' assets among sub-advisers and then oversees their investment activities. In the past, RSMC has provided asset management services to individuals, personal trusts, municipalities, corporations and other organizations. As of September 30 2004, RSMC had $4.7 billion in assets under management.



For the fiscal year ended June 30, 2004, RSMC received the following advisory fees (after waivers), as a percentage of each Series' average daily net assets:



Premier Money Market Series                          0.15%
Prime Money Market Series                            0.43%
U.S. Government Series                               0.47%
Tax-Exempt Series                                    0.47%
Large Cap Core Series                                0.63%
Small Cap Core                                       0.60%
International Multi-Manager Series                   0.65%*
Short/Intermediate Bond Series                       0.35%
Broad Market Bond Series                             0.35%
Municipal Bond Series                                0.22%
Large Cap Quantitative                               0.52%
Large Cap Multi-Manager                              0.74%
Mid Cap Quantitative                                 0.51%
Mid Cap Multi-Manager                                0.76%
Small Cap Quantitative                               0.43%
Small Cap Multi-Manager                              0.90%
Short-Term Income                                    0.35%
Real Estate Series                                   0.83%


*The International Multi-Manager Series pays RSMC a monthly advisory fee at the annual rate of 0.15% of the Series' average daily net assets. In addition, the Series is directly responsible for paying JBIM a monthly sub-advisory at the annual rate of 0.50% of the Series' average daily net assets under JBIM's management and GSAM a monthly sub-advisory fee at the annual rate of 0.50% of the Series' average daily net assets under GSAM's management. Regardless of the amount paid to a specific sub-adviser, the Series will bear, in the aggregate, a maximum rate of 0.65% in management fees.

Subject to its obligation to seek best execution, the investment adviser may direct the sub-advisers to place trades through designated brokers, which may include brokers affiliated with the investment adviser or a sub-adviser. Such directed brokerage transactions, placed with an affiliated broker-dealer, will be completed in accordance with the applicable regulatory requirements and the procedures adopted by the Board of Trustees.





Cramer Rosenthal McGlynn, LLC, ("CRM"), 520 Madison Avenue, New York, New York 10022, serves as the investment adviser to the Large Cap Value Series, the Mid Cap Value Series, the Small Cap Value Series, and the Small/Mid Cap Value Series. Subject to the general control of the Board of Trustees, CRM makes investment decisions for the Series. CRM and its predecessors have managed investments in small, medium and large capitalization companies for more than thirty years.



As of September 30, 2004, CRM had approximately $5.8 billion of assets under management. For the twelve months ended June 30, 2004, CRM received investment advisory fees of 0.55% for the Large Cap Value Series, 0.75% for the Mid Cap Value Series, 0.75% for the Small Cap Value Series, and 0.75% for the Small/Mid Cap Value Series, respectively, as a percentage of such Series' average daily net assets.



Roxbury Capital Management, LLC ("Roxbury"), 100 Wilshire Boulevard, Suite 1000, Santa Monica, California 90401, serves as the investment adviser for WT Large Cap Growth Series, Mid Cap Series and Small Cap Growth Series. Roxbury is engaged in a variety of investment advisory activities including the management of separate accounts and, as of September 30, 2004, had assets under management of approximately $2.9 billion.



For the twelve months ended June 30, 2004, Roxbury received advisory fees of 0.55% 0.00% and 0.00%, of the average daily net assets of WT Large Cap Growth Series, Mid Cap Series and Small Cap Growth Series, respectively. Had there been no waivers, Roxbury would have received 0.75% and 1.00% of the average daily net assets of Mid Cap Series and Small Cap Growth Series, respectively.



(2) PORTFOLIO MANAGERS



                    Large Cap Core and Small Cap Core Series



The day-to-day management of the Large Cap Core and Small Cap Core Series is the responsibility of RSMC's Core Team. The Core Team meets daily to make investment decisions for these Series.


 Large Cap Multi-Manager, Large Cap Quantitative, Mid Cap Multi-Manager, Mid Cap
     Quantitative, Small Cap Multi-Manager and Small Cap Quantitative Series


The management of the Series is the responsibility of a group of RSMC professionals which makes its investment decisions based, in part, upon asset allocation strategy models prepared by the Investment Strategy Team. The Investment Strategy Team is comprised of investment professionals at RSMC and its affiliates and meets regularly to formulate the asset allocation strategy models based upon various factors, including current market and economic conditions, for use by RSMC and its affiliates in their investment management activities.

            WT Large Cap Growth, Mid Cap and Small Cap Growth Series

The day-to-day management of the WT Large Cap Growth, Mid Cap and Small Cap Growth Series is the responsibility of Roxbury's Investment Committee. The Investment Committee meets regularly to make investment decisions for the Series and relies on Roxbury's research team.


 Large Cap Value Series, the Mid Cap Value Series, the Small Cap Value Series,
                       and the Small/Mid Cap Value Series



The day-to-day management of the Large Cap Value Series, the Mid Cap Value Series, the Small Cap Value, and the Small/Mid Cap Value Series is shared by a team of individuals employed by CRM. Ronald H. McGlynn and Jay B. Abramson are responsible for the overall management of each Series. In addition, Jay B. Abramson and Robert L. Rewey, III are leaders of the team responsible for the management of the Mid Cap Value Series, and James P. Stoeffel and Terry Lally leaders of the team responsible for the management of the Small Cap Value Series. David Tillson is the leader of the team responsible for the management of the Large Cap Value Series. Carl Brown, Todd Denker, Brendan Hartman, Kevin
M. Chin, Adam L. Starr and Michael Caputo assist each team leader in the day-to-day management of the Series. Each portfolio manager's business experience and educational background is as follows:


RONALD H. MCGLYNN is a Co-founder, Chief Executive Officer and President of CRM and has over 34 years of investment experience. Prior to co-founding CRM in 1973, Mr. McGlynn was a Portfolio Manager at Oppenheimer & Co. He received a B.A. from Williams College and an M.B.A. from Columbia University.

JAY B. ABRAMSON, CPA, Executive Vice President of CRM. Mr. Abramson joined CRM in 1985 and is responsible for investment research and portfolio management. Mr. Abramson received a B.S.E. and J.D. from the University of Pennsylvania Wharton School and Law School, respectively, and is a Certified Public Accountant.

JAMES P. STOEFFEL, CPA joined CRM as a Vice President in March 2001 and is responsible for portfolio management and investment research. Prior to joining CRM, Mr. Stoeffel was the Director of Research at Palisade Capital Management from March 1999 to March 2001. His other work experiences are Vice President in the Emerging Growth Stocks Research Group at Salomon Smith Barney from March 1993 to March 1999. He served as a Senior Financial Analyst/Assistant Treasurer with Ticor Title Insurance Co., and as an auditor. Mr. Stoeffel earned a B.A. from Washington & Lee University and a M.B.A. from New York University's Stern School of Business and is a Certified Public Accountant.

TERRY LALLY, CFA is a Vice President of CRM and joined the firm in 2000. He is responsible for investment research. Prior to joining CRM, Mr. Lally worked nine years at The Prudential in US small cap and emerging market equity analysis, corporate finance, and equity trading. Mr. Lally earned a B.B.A. from the University of Notre Dame in 1989, an M.B.A. from Harvard University in 1995, and is a Chartered Financial Analyst.

KEVIN M. CHIN is a Vice President of CRM. Mr. Chin joined the firm in 1989 and is responsible for investment research. Prior to joining CRM, Mr. Chin was a Financial Analyst for the Mergers and Acquisitions Department of Morgan Stanley and a Risk Arbitrageur with The First Boston Corporation. He received a B.S. from Columbia University School of Engineering & Applied Science.

ADAM L. STARR is a Vice President of CRM. Mr. Starr joined CRM in 1999 and is responsible for portfolio management and research. Prior to CRM, he was a Partner and Portfolio Manager at Weiss, Peck & Greer, LLC from 1992 to 1999. Previously, he was an Analyst and Portfolio Manager at Charter Oak Partners from 1990 to 1992 and First Manhattan Company. Mr. Starr earned a B.A. from Clark University and an M.B.A. from Columbia University.

DAVID A. TILLSON, CFA is a Senior Vice President at CRM. He joined CRM in October 2002 and is responsible for portfolio management. Prior to joining CRM, he was a Managing Director at U.S. Trust Company from 1993 to 2002. David received his B.A. from Brown University and his M.B.A. from New York University. He is a member of the New York Society of Security and Analysts and the Association for Investment Management and Research.

ROBERT L. REWEY III, CFA joined CRM as a Vice President in January 2003. As a senior analyst, he is responsible for portfolio management and research in our investment research group. For the previous eight years, Mr. Rewey, III was a portfolio manager/senior analyst at Sloate, Weisman, Murray & Co., Inc., a boutique money management firm. He earned a BA from the Carroll School of Management, Boston College and a MBA from Fuqua School of Business, Duke University.

CARL D. BROWN joined CRM in April 1999 and is a Research Analyst. Prior to joining CRM, Mr. Brown was a Tax Consultant and CPA at KPMG Peat Marwick from 1994 to April 1999. He earned a B.A. from the University of Pennsylvania in 1994 and an M.B.A. from New York University's Stern School of Business in 1996.

TODD R. DENKER, CFA joined CRM as a Research Analyst in January 2001. Prior to joining the firm, Mr. Denker was an Equity Research Analyst at CIBC World Markets from 1997 to January 2001. He received a B.S. from the State University of New York at Albany in 1993, an M.B.A. from New York University's Stern School of Business in 1998, and is a Chartered Financial Analyst.

BRENDAN J. HARTMAN joined CRM in March 2001 as a Research Analyst. Prior to joining CRM, Mr. Hartman was a Research Analyst at Donaldson, Lufkin & Jenrette from October 1997 to February 2001 and at Salomon Brothers from June 1996 to October 1997. His other work experience includes Latin American Telecom Analyst at Smith New Court and Latin American Telecom & Latin American Metal & Mining Analyst at HSBC/James Capel from 1995 to 1996. He earned a B.A. from Lehigh University in 1990 and an M.B.A. from New York University's Stern School of Business in 1996.

MICHAEL J. CAPUTO, joined Cramer Rosenthal McGlynn, LLC as a Research Analyst in August 2002. Prior to joining CRM, he was a Vice President in Corporate Finance at Morgan Stanley from March 2000 to August 2002. Previously he worked in Corporate Finance at Lehman Brothers from August 1998 to March 2000 and also at Dillon Reed from August 1996 to August 1998. Mr. Caputo earned a B.A. from the University of Notre Dame and an M.B.A. from the Wharton School.

                       International Multi-Manager Series


The management of the International Multi-Manager Series is the responsibility of a group of RSMC investment professionals which makes its investment decisions based, in part, upon asset allocation strategy models prepared by the Investment Strategy Team. The Investment Strategy Team is comprised of investment professionals at RSMC and its affiliates that meet regularly to formulate the asset allocation strategy models based upon various factors, including current market and economic conditions, for use by RSMC and its affiliates in their investment management activities.



                               Real Estate Series

The day-to-day management of the Real Estate Series is the responsibility of Robert E. Reiser, Jr., CFA and Dorsey D. Farr, Ph.D., who implements the Series' investment allocations as determined by the Investment Strategy Team of RSMC and its affiliates. The Investment Strategy Team is a group of investment professionals who meet regularly to determine the recommended asset allocation based upon several factors, including current market and economic conditions. Mr. Reiser and Mr. Farr, Vice Presidents of RSMC, has been with RSMC and/or its affiliate since 1999 and 2000, respectively.

    Short/Intermediate Bond, Broad Market Bond, Municipal Bond and Short-Term
                                  Income Series

ERIC K. CHEUNG, Vice President of RSMC, is a member of the investment team primarily responsible for the day-to-day management of the Short/Intermediate Bond, Broad Market Bond and Short-Term Income Series. From 1978 until 1986, Mr. Cheung was the Portfolio Manager for Fixed income assets of the Meritor Financial Group. In

1986, Mr. Cheung joined RSMC and its affiliates. In 1991, he became the Division Manager for all fixed income products.

CLAYTON M. ALBRIGHT, III, Vice President of RSMC, is a member of the investment team primarily responsible for the day-to-day management of the Short/Intermediate Bond, Broad Market Bond and Short-Term Income Series. Mr. Albright has been affiliated with RSMC and its affiliates since 1976. Since 1987, he has specialized in the management of intermediate and long-term fixed income portfolios.

DOMINICK J. D'ERAMO, CFA, Vice President of RSMC, is a member of the investment team primarily responsible for the day-to-day management of the Short/Intermediate Bond, Broad Market Bond and Short-Term Income Series. Mr. D'Eramo has been affiliated with RSMC and its affiliates since 1986 as a fixed income trader and was promoted to portfolio manager in 1990.

LISA MORE, Vice President of RSMC, is primarily responsible for the day-to-day management of the Municipal Bond Portfolio. Mrs. More has been affiliated with RSMC and its affiliates since 1988. Since 1990, she has specialized in the management of municipal income portfolios.


SCOTT EDMONDS, Assistance Vice President of RSMC is a member of the investment team primarily responsible for the day-to-day management of the Municipal Bond Series. Mr. Edmonds has been affiliated with RSMC and its affiliates since 1989 as an assistant portfolio manager and was promoted to a portfolio manager in 1991.





SUB-ADVISERS

              Large Cap, Mid Cap and Small Cap Quantitative Series


Parametric Portfolio Associates, Inc., the sub-adviser to each of the Quantitative Series, is a registered investment adviser located at 1151 Fairview Avenue North, Seattle, Washington 98109. Founded in 1987, PPA was a subsidiary of Pacific Financial Asset Investment Management Company until November 1994, when Pacific Financial merged with Thompson Advisors to form PIMCO Advisors L.P. In May 2000, PIMCO Advisors L.P. and Allianz A.G. entered into an agreement in which Allianz A.G. acquired 70% of PIMCO's outstanding units. In May 2001, PPA became independent through a management led buyout from PIMCO. On September 10, 2003, Eaton Vance Corp. acquired a controlling interest in PPA. PPA provides advisory services to mutual funds and other institutional accounts, including corporations, union and pension accounts, foundations, trusts, and individuals. As of September 30, 2004, PPA had assets under management of approximately $8.04 billion.


Thomas Seto is Vice President and Director of Portfolio Management of PPA. He is responsible for all portfolio management at PPA. Prior to joining PPA in 1998, Mr. Seto served as the Head of U.S. Equity Index Investments at Barclays Global Investors.

                         Large Cap Multi-Manager Series


Armstrong Shaw Associates Inc., a sub-adviser to the Large Cap Multi-Manager Series, is a registered investment adviser founded in 1984, and located at 45 Grove Street, New Canaan, Connecticut. As of September 30, 2004, ASA had assets under management of approximately $6.5 billion.


Jeffrey Shaw is the lead portfolio manager for the portion of the Series managed by ASA. He has been the Chairman and President of ASA since 1999 and 1989, respectively, and is a co-founder of the firm.


Montag & Caldwell, Inc., a sub-adviser to the Large Cap Multi-Manager Series, is a registered investment adviser founded in 1945 and located at 3455 Peachtree Road NE Suite 1200, Atlanta, Georgia 30326. M&C is a wholly owned subsidiary of ABN AMRO Asset Management Holdings, Inc. As of September 30, 2004, M&C had assets under management of approximately $28.16 billion. An investment management team makes the investment decisions with respect to the portion of assets of the Large Cap Multi-Manager Series allocated to M&C.


Ronald E. Canakaris, CIC, CFA, leads the investment management team that sub-advises a portion of the assets of the Large Cap Multi-Manager Series. Mr. Canakaris is President, Chief Executive Officer and Chief Investment Officer of M&C. He has been with the firm since 1972 and is responsible for developing the firm's investment process. He has a BS and BA from the University of Florida. He is a Chartered Financial Analyst, Charter Holder.


First Quadrant, L.P., a sub-adviser to the Large Cap Multi-Manager Series, is a registered investment adviser founded in 1988, and located at 800 East Colorado Boulevard, Suite 900, Pasadena, California 91101. Affiliated Managers Group, Inc., located at 600 Hale Street, Prides Crossing, MA 01965, indirectly owns a majority interest in First Quadrant. As of September 30, 2004, First Quadrant had assets and overlays under management of approximately $19.47 billion. With respect to the portion of the Large Cap Multi-Manager Series' assets allocated to First Quadrant, Christopher G. Luck and R. Max Darnell are the lead portfolio managers.

Mr. Luck is a Partner of First Quadrant and a Director of Equity Portfolio Management, positions he has held since March 1996, and previously was the Director of Equity Management of First Quandrant's predecessor, First Quadrant
Corporation, since September 1995.   Mr. Darnell is a Partner and the Chief
Investment Officer of, and a portfolio manager for, First Quadrant and has been with the firm since 1991.

                          Mid Cap Multi-Manager Series


Bennett Lawrence Management, LLC, a sub-adviser to the Mid Cap Multi-Manager Series, is a registered investment adviser founded in 1995 and located at 757 Third Avenue, New York, New York 10017. BLM provides advisory services to mutual funds, separately managed accounts, domestic and offshore funds and other pooled investments vehicles. As of September 30, 2004, BLM had assets under management of approximately $1.29 billion.


BLM employs a mid cap growth investment strategy. In general, investments will be made in the shares of competitively advantaged, mid-sized companies that are benefiting from major demand trends. BLM believes that by limiting investments to strong companies in high-growth industries, the earnings results of their portfolio holdings should be higher and more consistent than the overall U.S. equity market.

BLM's investment strategy utilizes top-down macroeconomic analysis to identify powerful demand trends and bottom-up fundamental security research for company selection. The sub-adviser has an in-house team of analysts that conduct high-level primary research on their portfolio holdings. Several of these analysts are industry specialists and are deployed in the economic sectors that have traditionally represented the most significant growth opportunities. By adhering to their investment strategy, BLM will not have exposure to all sectors or industries within the economy; therefore, BLM expects the portfolio that is managed on behalf of the Series to be more volatile than broad market indexes. BLM's commitment to fundamental research and investment strategy of limiting investments to high growth businesses should mitigate much of the risk associated with their asset class.

Mr. Van Schreiber is the Managing Member and Chief Portfolio Manager of BLM since 1995. Previously, Mr. Schreiber was a Managing Director and Senior Growth Portfolio Manager with Deutsche Morgan Grenfell/C.J. Lawrence Inc. ("CJL"). He joined CJL in 1965 as a research analyst, became the Department Head of Institutional Marketing in 1968, and a Partner of the Firm in 1969. Since 1976, Mr. Schreiber served as an Executive Vice President of the CJL, and a member of the Board of Directors until its acquisition by Morgan Grenfell. Mr. Schreiber received his MBA in Finance from New York University and his undergraduate degree from Williams College.


Eubel Brady and Suttman Asset Management, Inc., a sub-adviser to the Mid Cap Multi-Manager Series, is a registered investment adviser founded in 1993 and located at 7777 Washington Village Dr., Dayton, Ohio 45459. EBS provides advisory services to individual and institutional investors through separate accounts. As of September 30, 2004, EBS had assets under management of approximately $4.56 billion.


Robert J. Suttman, II, CFA, is the President and a principal of EBS. He is also a Senior Institutional Portfolio Manager and a member of the Investment Policy Committee.


Equity Investment Corporation, a sub-adviser to the Mid Cap Multi-Manager Series, is a registered investment adviser founded in 1986 and located at 3007 Piedmont Road, Atlanta, Georgia 30305. The Firm has manages equity portfolios for institutions and individuals. As of September 30, 2004, EIC had assets under management of approximately $333.8 million.


James F. Barksdale is President of EIC and is the portfolio manager for EIC's mid cap portfolios/accounts. Mr. Barksdale received a B.S. degree from the College of William and Mary and a Masters of Business Administration from the Wharton School of Finance, University of Pennsylvania. He began his career in the Finance department of IC Industries where he was involved with investments, acquisitions, and planning. After overseas assignments, he returned to New York City to take a position at Merrill, Lynch, Pierce, Fenner & Smith in asset allocation. He then served as a portfolio manager for Management Asset Corporation, an institutional Graham-Dodd investment Firm in Connecticut before returning to Atlanta in 1986 to form Equity Investment Corporation.

                         Small Cap Multi-Manager Series

Batterymarch Financial Management, Inc., a sub-adviser to the Small Cap Multi-Manager Series, is a registered investment adviser founded in 1969 and located at 200 Clarendon Street, Boston, Massachusetts, 02116. BFM provides asset management services to individuals, mutual funds, pension plans, trusts and corporations. As of September 30, 2004, BFM had assets under management of approximately $11.6 billion.


William L. Elcock is Chief Executive Officer and Senior Portfolio Manager of BFM. He manages the firm's business operations, with overall responsibility for all major investment management decisions. He joined Batterymarch in 1984, serving as an assistant portfolio manager and then a research analyst before becoming a portfolio manager. In 2001, Mr. Elcock assumed additional senior management responsibilities as Deputy Chief Executive Officer. He was named Chief Executive Officer in 2002.


Systematic Financial Management, L.P., a sub-adviser to the Small Cap Multi-Manager Series, is a registered investment adviser founded in 1982 and located at 300 Frank W. Burr Boulevard, 7th Floor, Glenpointe East, Teaneck, New Jersey, 07666. SFM is jointly owned by Affiliated Managers Group, a holding company, and employees of the Firm. SFM provides asset management services to corporations, foundations, endowments, high net worth individuals and insurance companies. As of September 30, 2004, SFM had assets under management of approximately $6.3 billion.


Ken Burgess, CFA is a Partner of SFM and serves as lead portfolio manager. He began his investment career with SFM in 1993.

                       International Multi-Manager Series

Goldman Sachs Asset Management, L.P.'s Structured International Strategy seeks to achieve consistent relative outperformance. The team seeks to create portfolios with style, sector, risk and capitalization characteristics similar to the Fund's benchmark but positioned to outperform through superior underlying stock selection. Under normal circumstances, GSAM expects to invest in approximately 250-400 securities on behalf of the Series.

Julius Baer Investment Management Inc. employs a "core" approach to the management of international equities. As such, its strategy invests in both "growth" and "value" companies. The flexibility to tilt JBIM's allocation of the Series toward either growth or value sectors based upon an assessment of where real value resides in the market provides JBIM with one means of potentially generating out-performance. JBIM believes in well-diversified, international equity portfolios, typically investing in between 120-200 individual companies.

JBIM utilizes different investment tactics for different markets. Within the developed market sector and individual company factors (bottom-up factors) dominate. In the emerging markets, macro-economic and political factors (top-down factors) dominate. Finally, in Japan, JBIM employs a "hybrid" approach employing both top-down and bottom-up approaches. JBIM will invest in large, mid and smaller companies, but prefers the larger, more liquid issues unless the smaller firms offer a significant advantage in expected future return.

                               Real Estate Series


AEW Management and Advisors L.P., an affiliate of AEW Capital Management, L.P., is a registered investment adviser. Together with its affiliates, AEW managed approximately $18.3 billion of client capital as of September 30, 2004. AEW is a subsidiary of (and therefore may be deemed to be controlled by) CDC IXIS Asset Management North America, L.P., which, through subsidiaries and affiliates in the U.S., Europe and Asia, manages approximately $400 billion in assets for institutions and individuals as of September 30, 2004. AEW is located at Two Seaport Lane, World Trade Center East, Boston, Massachusetts 02210, is a registered investment adviser.


A team of professionals at AEW, working with RSMC, is primarily responsible for overseeing the day-to-day operations of the Series. That team is led by Matthew
A. Troxell, who serves as Portfolio Manager for the Series. Mr. Troxell joined AEW in 1994 as a Vice President and became a Principal of the firm in 1997. Mr. Troxell has 19 years of securities and portfolio management experience. Prior to joining AEW, he was a Vice President and Assistant to the President of Landmark Land Company and a Securities Analyst at A.G. Becker Paribas. Mr. Troxell is a Chartered Financial Analyst.

Real Estate Management Services Group, LLC ("REMS"), located at 1100 Fifth Avenue South, Suite 301, Naples, Florida 34102, was organized in May 2002. Prior to its formation as an independent adviser REMS operated as a division of Beach Investment Counsel ("BIC") from May 2000 to May 2002. All assets, accounts and personnel of the REMS division of BIC transferred to the REMS. REMS is a registered investment adviser specializing in REIT portfolio management. As of September 30, 2004, the REMS Group had approximately $494 million in assets under management.


Edward W. Turville, CFA is the Managing Director of REMS and has been with REMS since 2000. From 1992 to 2000, Mr. Turville was a Senior Vice President and shareholder of Dalton, Greiner, Hartman, Maher & Co. and managed real estate and REIT investments for the firm. He has conducted research related to publicly traded real estate securities since 1970, served as a director of a publicly traded real estate firm and provided consulting services to private real estate partnerships.

John E. Webster, II, as Director of REIT Research, is responsible for real estate research and valuation analysis for real estate securities investments at REMS. Mr. Webster has been with REMS since 2000. Mr. Webster was an analyst for The Parthenon Group, Inc., from 1995 to the 2000. From 1988 to 1994, he was a loan officer and asset manager in the real estate group for the Bank of Nova Scotia, where he was responsible for an institutional portfolio of office, retail, hotel, and condominium assets. Mr. Webster also has direct real estate experience in both industrial and office development and leasing.


(3) LEGAL PROCEEDINGS.      None.






(b) CAPITAL STOCK.          Not applicable.



ITEM 6. SHAREHOLDER INFORMATION.



(a)   PRICING OF FUND SHARES.



      (1)-(3) Each of the Series values its respective assets based on current market values when such values are available. Prices are normally supplied by a pricing service. Fixed income securities maturing within 60 days of the valuation date are valued at amortized cost. Any assets held by a Series that are denominated in foreign currencies are valued daily in U.S. dollars at the foreign currency exchange rates that are prevailing at the time that PFPC, Inc. ("PFPC") determines the daily net asset value per share. To determine the value of those securities, PFPC may use a pricing service that takes into account not only developments related to specific securities, but also transactions in comparable securities. Securities that do not have a readily available current market value are valued in good faith by, or under the direction of, the Board of Trustees.



               PFPC determines the net asset value ("NAV") per share of each Series, except for the Money Market Series, as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m. Eastern time), on each Business Day (a day that the New York Stock Exchange and the Transfer Agent are open for business). The price at which a purchase, redemption or exchange is effected is based on the next calculation of NAV after the order is received by an authorized financial institution or the transfer agent and, under no circumstances will any order be accepted for purchase, redemption or exchange after the NAV calculation for pricing at the prior NAV. The NAV is calculated by adding the value of all securities and other assets in a Series, deducting its liabilities and dividing the balance by the number of outstanding shares in that Series.



               Shares of each series will only be priced on Business Days.



With respect to the Money Market Series, the Series uses it best effort to maintain its $1 constant share price and values its securities at amortized cost. This involves valuing a security initially at its costs and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of fluctuating interest rates on the market value of the security. All cash, receivables and current payables are carried at their face value. Other assets, if any, are valued at fair price as determined in good faith by, or under the direction of, the Board of Trustees.

PFPC determines the NAV per share of the Money Market Series as of 2:00 p.m. Eastern time on each Business Day. The NAV is calculated by adding the value of all securities and other assets in the Series, deducting its liabilities and dividing the balance by the number of outstanding shares in the Series. The price at which a purchase, redemption or exchange is effected is based on the next calculation of NAV after the order is received by an authorized financial institution or the transfer agent.






(b)   PURCHASE OF FUND SHARES.


      The Trust's shares have not been registered under the Securities Act of 1933 (the "1933 Act"), which means that its shares may not be sold publicly. However, the Trust may sell its shares through private placements pursuant to available exemptions from registration under that Act. Shares of the Trust may be sold only to: (i) affiliates of Wilmington Trust Company; (ii) subsidiaries of Wilmington Trust Corporation; (iii) certain joint venture partners of affiliates of Wilmington Trust Company; and (iv) other accredited institutional investors. Shares of the Series are sold at net asset value without a sales charge. Shares are purchased at the net asset value next determined after the Trust receives the order in proper form. All investments are credited to the shareholder's account in the form of full and fractional shares of the Series calculated to three decimal places. In the interest of economy and convenience, certificates for shares will be issued only upon written request.


      The minimum initial investment in a Series is $1,000,000, which may be waived in the sole discretion of a Series' investment adviser. There is no minimum for subsequent investments. The Trust distributes its own shares.


      In Kind Purchases. If accepted by the Trust, shares of each Series may be purchased in exchange for securities that are eligible for acquisition by such Series as described in this registration statement.


      Securities to be exchanged which are accepted by the Trust and Trust shares to be issued therefore will be valued, as set forth under "Pricing of Fund Shares" in Item 6(a), at the time of the next determination of net asset value after such acceptance. All dividends, interest, subscription, or other rights pertaining to such securities shall become the property of the Series whose shares are being acquired and must be delivered to the Trust by the investor upon receipt from the issuer.


      The Trust will not accept securities in exchange for shares of a Series unless: (1) current market quotations are readily available for such securities; (2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Series under the 1933 Act or under the laws of the country in which the principal market for such securities exists, or otherwise; (3) at the discretion of the Series, the value of any such security (except U.S. Government securities) being exchanged together with other securities of the same issuer owned by the Series will not exceed 5% of the net assets of the Series immediately after the transaction; and (4) the Series acquires the securities for investment and not for resale. In addition, nearly all of the securities accepted in an exchange must be, at the time of the exchange, eligible to be included in the Series whose shares are issued. (See Item 4(b) Investors interested in such exchanges should contact the investment adviser.


(c)   REDEMPTION OF FUND SHARES.



      As stated above in response to Item 6(b), "Purchase of Fund Shares," the Trust's shares have not been registered under the 1933 Act, which means that its shares are restricted securities, which may not be sold unless registered under or pursuant to an available exemption from that Act.


      Redemptions are processed on each Business Day and are effected at the Series' net asset value next determined after the Series receives a redemption request in good form.

      Redemption payments in cash will ordinarily be made within seven days after receipt of the redemption request in good form. However, the right of redemption may be suspended or the date of payment postponed in accordance with the 1940 Act. The amount received upon redemption may be more or less than the amount paid for the shares depending upon the fluctuations in the market value of the assets owned by the Series.

      If the Board of Trustees determines that it would be detrimental to the best interests of the remaining shareholders of any Series to make a particular payment wholly or partly in cash, a Series may pay the redemption price in whole or in part by a distribution of portfolio securities from the Series of the shares being redeemed in lieu of cash in accordance with Rule 18f-1 under the 1940 Act. Investors may incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions.

      Although the redemption payments will ordinarily be made within seven days after receipt, payment to investors redeeming shares, which were purchased by check, will not be made until the Trust can verify that the payments for the purchase have been, or will be, collected, which may take up to fifteen days or more. Investors may avoid this delay by submitting a certified check along with the purchase order.


(d)   DIVIDENDS AND DISTRIBUTIONS.



      It is not expected that any Series will make cash or property distributions. Rather, each investor can redeem part or all of its shares in a Series. As explained below in subparagraph (f), each investor will be required to report separately on its own U.S. federal income tax return its distributive share (as determined in accordance with the governing instruments of the Series) of a Series' income, gains, losses, deductions, and credits. Each investor will be required to report its distributive share regardless of whether it has received a corresponding distribution of cash or property from a Series.



(e)   FREQUENT PURCHASES AND REDEMPTIONS OF FUND SHARES.



      The Series are not designed to accommodate market timing or repetitive trading. "Market timing" is defined as effecting frequent trades into or out of the Series in an effort to anticipate or time price movements. The Series may restrict or refuse purchase or exchange orders by market timers or by those persons the Series believes are engaging in similar trading activity. Market timing can adversely impact the ability of the investment adviser to invest assets in an orderly manner, which in turn may adversely impact the expenses and the performance of the Series. There is no guaranty that the Series or its agents will be able to detect the frequent trading activity or the shareholders engaged in such activity, or, if it is detected, to prevent its recurrence.



(f)   TAX CONSEQUENCES.


      The Trust is organized as a business trust under Delaware law. Under the Trust's current classification for federal income tax purposes, it is intended that each Series will be treated as a non-publicly traded partnership. In the absence of a ruling from the Internal Revenue Service, there can be no assurance that the IRS will not successfully contend that a Series should be treated as an association taxable as a corporation. To the extent that each Series is treated for federal income tax purposes as a non-publicly traded partnership, each Series will not be subject to any federal income tax. However, each investor's share (as determined in accordance with the governing instruments of the Trust) of the Series' net income, gains and losses generally will be included (as determined for federal income tax purposes) in determining the investor's federal income tax liability, regardless of whether the investor has received or will receive any distribution of cash from the Series. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. Each Series' taxable year-end is the last day of December. Although the Series will not be subject to federal income tax, they will file appropriate federal income tax returns.

      It is intended that each Series' assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Series, provided that the regulated investment company meets other requirements for such qualification not within the control of the Series (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually). Significant qualification and reporting issues may arise if the Series and the regulated investment company use different tax years.

      Withdrawals by investors from a Series generally will not result in their recognizing any gain or loss for federal income tax purposes, except that
      (a) gain will be recognized to the extent that any cash distributed exceeds the basis of the investor's interests in the Series prior to the distribution, (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor's interests in the Series and includes a disproportionate share of any "unrealized receivables" or "substantially appreciated inventory," as specially defined in the Code, held by the Series, and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The basis of any investor's interests in a Series generally equals the amount of cash and the basis of any property that the investor invests in the Series, increased by the investor's share of income from the Series and decreased by the amount of any cash distributions, the basis of any property distributed from the Series and tax losses allocated to the investor. Amounts realized by a Series on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. Investors should discuss with their tax advisors the deductibility or creditability of such taxes or their ability to pass-through such taxes to their own interest holders for foreign tax credit purposes.

      Any net loss for a year allocated by a Series to an investor for tax purposes may be deducted by that investor only to the extent of the "adjusted tax basis" of his interest in a Series and then only to the extent that various loss limitation rules of the Code do not apply to the loss. For individual investors, several limitations exist with respect to the deductibility of losses. The "at-risk" rules of Section 465 of the Code could have an adverse impact on an individual investor in connection with the deductibility of losses from a Series. Moreover, Section 469 of the Code imposes certain restrictions on the ability of non-corporate taxpayers, as well as certain closely held subchapter C corporations and personal service corporations, to deduct losses and credits from passive activities of the Series. In addition, for non-corporate taxpayers, section 163(d) of the Code limits the deduction for "investment interest" (i.e., interest expense (including certain short sale expense) allocable to investment property).

      No gain or loss will be recognized by an investor upon the acquisition of an interest in a Series for cash. However, if appreciated property is contributed to a Series, and if the Series is deemed an "investment company" within the meaning of Section 721(b) of the Code, gain would be recognized to the contributing investor unless the contribution by the investor constituted a "diversified portfolio" of assets. Investors should consult their own tax advisors concerning this issue. Even if no gain were required to be recognized by an investor on the contribution of appreciated property to the Series, on a subsequent recognition of that appreciation by the Series on a taxable disposition of the property, the amount of such appreciation generally would be taxed to the contributing investor for income tax purposes. The amount of such gain could also be taxed to the contributing investor if the appreciated property were subsequently distributed by the Series to an investor other than the contributing investor, or if other property were distributed by the Series to the contributing investor.

      A Series may choose to revalue the "book" value of its assets periodically for tax purposes, similar to the manner in which its assets are marked-to-market for financial statement presentation purposes. Such revaluations will create disparities between the "tax capital" and "book capital" accounts of the investors in the Series at the time of the revaluation and will have the effect of allocating unrealized appreciation and depreciation in the revalued assets to such investors for tax purposes at the time of the revaluation. The investors would be specially allocated such appreciation and depreciation for tax purposes on the taxable disposition of the revalued property by the Series (or on a distribution of the revalued property to certain investors). Investors should consult their own tax advisors concerning this issue.

      If a Series invests in a foreign corporation that is a passive foreign investment company (a "PFIC"), special rules apply that may affect the tax treatment of gains from the sale of the stock and may cause investors to incur tax and IRS interest charges, even if such investors are otherwise exempt from taxation. However, a Series may be eligible to elect one of two alternative tax treatments with respect to PFIC shares that would avoid these taxes and charges, but also may affect, among other things, the amount and character of gain or loss and the timing of the recognition of income with respect to PFIC shares. Accordingly, the amounts, character, and timing of income distributed to investors in a Series holding PFIC shares may differ substantially as compared to a fund that did not invest in PFIC shares.

      Some of a Series' investments may include transactions that are subject to special tax rules. The taxation of securities transactions (including transactions in commodities) is extremely complex and no attempt is made herein to fully describe the various tax rules that apply to such transactions or to explain in complete detail those rules that are mentioned. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments.

      Transactions that are treated as "straddles" may affect the character and/or time of recognizing other gains and losses of a Series. Special rules apply and elections may be made with respect to straddles where at least one but not all of the constituent positions are Section 1256 contracts ("mixed straddles"). These elections may change the normal rules applicable to such positions. If a Series enters into a transaction (such as a "short sale against the box") that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

      Any foreign person, or any other person or entity subject to special tax treatment, who or which is considering investing in a Series should consult his or its own tax advisors with respect to the federal, state and local tax consequences of an investment in the Series, and in the case of a foreign person, the consequences of an investment in the Series under the laws of any jurisdictions in which such person or entity is subject to tax. A Series may be required to withhold taxes on an investor's distributive share of income or distributions to foreign investors.

      A potential investor which is a tax-exempt entity, including an individual retirement account, Keogh Plan and retirement plan qualified under ERISA, should consider, and discuss with its own tax advisors, the possibility that all or a portion of its distributive share of income or gain from a Series will be subject to the special tax imposed by the Code on the unrelated business taxable income ("UBTI") of a tax-exempt entity. The imposition of such a tax could materially reduce the effective return that a tax-exempt investor would derive from an investment in a Series.

      In addition to the federal income tax consequences described above, prospective investors should consider and discuss with their own tax advisors the potential state and local tax consequences of an investment in a Series.

      The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in a Series. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in a Series.





ITEM 7. DISTRIBUTION ARRANGEMENTS.



(a)-(b) Not applicable.



(c) Each Series acts as a master fund in a master-feeder structure. The master-feeder structure is intended to reduce costs by eliminating duplicate investment pools, which larger pools may be expected to result in economies of scale by spreading certain fixed costs over a larger asset base and providing purchasing power. Each Series holds the investment portfolio and bears the investment advisory fees, and the Series' feeder fund provides and bears the costs of distribution and shareholder services. In a shareholder vote of a Series, a feeder fund must vote its shares in proportion to the instruction the feeder receives from its shareholders.

                              WT INVESTMENT TRUST I


                           WT Large Cap Growth Series
                                 Mid Cap Series
                             Small Cap Growth Series
                              Large Cap Core Series
                             Small Cap Core Series
                             Large Cap Value Series
                              Mid Cap Value Series
                             Small Cap Value Series
                           Small/Mid Cap Value Series
                          Large Cap Quantitative Series
                           Mid Cap Quantitative Series
                          Small Cap Quantitative Series
                         Large Cap Multi-Manager Series
                          Mid Cap Multi-Manager Series
                         Small Cap Multi-Manager Series
                       International Multi-Manager Series
                               Real Estate Series
                         Short/Intermediate Bond Series
                            Broad Market Bond Series
                              Municipal Bond Series
                            Short-Term Income Series
                           Premier Money Market Series
                            Prime Money Market Series
                             U.S. Government Series
                                Tax-Exempt Series



                                     PART B



ITEM 9. COVER PAGE AND TABLE OF CONTENTS.


This Part B should only be read in conjunction with Part A. Part A contains additional information about the investment objectives, portfolio strategies, principal investments, and risk factors associated with investments in each Series.


Registrant incorporates by reference information in (i) the Statement of Additional Information for Wilmington Premier Money Market Portfolio, Wilmington Prime Money Market Portfolio, Wilmington U.S. Government Portfolio, Wilmington Tax-Exempt Portfolio, Wilmington Short/Intermediate Bond Portfolio, Wilmington Broad Market Bond Portfolio, Wilmington Municipal Bond Portfolio, Wilmington Short-Term Income Portfolio, Wilmington Small Cap Core Portfolio, Wilmington Large Cap Core Portfolio, and Wilmington Large Cap Value Portfolio (collectively, the "Wilmington Feeder SAI"); (ii) the Statement of Additional Information for Wilmington Large Cap Strategic Allocation Fund, Wilmington Mid Cap Strategic Allocation Fund, Wilmington Small Cap Strategic Allocation Fund, Wilmington International Strategic Allocation Portfolio and Wilmington Real Estate Strategic Allocation Portfolio (collectively, the "Strategic Feeder SAI"); (iii) the Statement of Additional Information for Balentine Premier Money Market Portfolio (the "Balentine SAI"); (iv) the Statement of Additional Information for the Roxbury Large Cap Growth Fund, Roxbury Mid Cap Fund and Roxbury Small Cap Growth Fund (the "Roxbury SAI"); and (v) the Statement of Additional Information for the CRM Large Cap Value Fund, CRM Mid Cap Value Fund, CRM Small Cap Value Fund, and CRM Small/Mid Cap Value Fund (the "CRM SAI") (together, the "Feeder SAIs"), contained in Post-Effective Amendment No. 28 to the registration statement on Form N-1A (File No. 33-84762), as amended, of WT Mutual Fund filed with the Commission on October 28, 2004 ("PEA No. 28"). A copy of PEA 28 or WT Mutual Fund's currently effective post-effective amendment to its registration statement with respect to the Series will be provided to anyone requesting a copy of this Amendment.

                                Table of Contents


Fund History...............................................................  B-2
Description of the Trust and its Investments and Risks.....................  B-2
Management of the Trust....................................................  B-2
Control Persons and Principal Holders of Securities........................  B-3
Investment Advisory and Other Services.....................................  B-7
Brokerage Allocation and Other Practices...................................  B-7
Capital Stock and Other Securities.........................................  B-7
Purchase, Redemption and Pricing of Shares.................................  B-7
Taxation of the Trust......................................................  B-7
Underwriters...............................................................  B-7
Calculation of Performance Data............................................  B-7
Financial Statements.......................................................  B-8



ITEM 10. FUND HISTORY.


WT Investment Trust I (the "Trust") is a diversified, open-end management investment company organized as a Delaware business trust on January 23, 1997.


The Trust has established the twenty-five Series described in this Part B: (i) WT Large Cap Growth Series, (ii) Mid Cap Series, (iii) Small Cap Growth Series,
(iv) Large Cap Core Series,(v) Small Cap Core Series (vi) Large Cap Value Series, (vii) Mid Cap Value Series, (viii) Small Cap Value Series, (ix) Small/Mid Cap Value Series, (x) Large Cap Quantitative Series, (xi) Mid Cap Quantitative Series, (xii) Small Cap Quantitative Series, (xiii) Large Cap Multi-Manager Series, (xiv) Mid Cap Multi-Manager Series, (xv) Small Cap Multi-Manager Series, (xvi) International Multi-Manager Series, (xvii) Real Estate Series, (xviii) Short/Intermediate Bond Series, (xix) Broad Market Bond Series, (xx) Municipal Bond Series, (xxi) Short-Term Income Series, (xxii) Premier Money Market Series, (xxiii) Prime Money Market Series, (xxiv) U.S. Government Series, and (xxv) Tax-Exempt Series.



ITEM 11. DESCRIPTION OF THE TRUST AND ITS INVESTMENTS AND RISKS


The Trust is a diversified open-end management investment company

Part A contains additional information about the investment objectives, portfolio strategies, principal investments, and risk factors associated with investments in each Series. This Part B should only be read in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which a Series may invest, the investment policies and portfolio strategies that a Series may utilize and certain risks attendant to those investments, policies and strategies.

Registrant incorporates by reference information concerning the portfolio strategies, investment policies and limitations, and associated risks of each of the Series from the sections entitled "Investment Policies" and "Investment Limitations" in the Feeder SAIs.


ITEM 12. MANAGEMENT OF THE TRUST


Registrant incorporates by reference information concerning the management of the Trust from the sections entitled "Trustees and Officers," "Code of Ethics" and "Proxy Voting" in the Feeder SAIs.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES



(a) Persons or organizations beneficially owning 25% or more of the outstanding shares of a Series may be presumed to "control" such Series. As a result, those persons or organizations could have the ability to vote a majority of the shares of a Series on any matter requiring the approval of the shareholders of a Series. As of September 30, 2004 the following persons were known to own, directly or indirectly, more than 25% of the voting securities of a portfolio of WT Mutual Fund and, therefore, may be deemed to control the corresponding series through pass-through voting rights:



WT LARGE CAP GROWTH SERIES
Large Cap Growth Fund - Institutional Shares                              33.84%
Delaware Charter Guarantee & Trust
711 High Street
Des Moines, IA 50392

LARGE CAP VALUE SERIES
CRM Large Cap Value  Fund - Institutional Shares                          32.24%
Delaware Charter Guarantee
711 High Street
Des Moines, IA 50392

MID CAP VALUE SERIES
CRM Mid Cap Value Fund - Retail Shares                                    97.74%
ING Life Insurance and Annuity Company
151 Farmington Ave TN41
Hartford, CT 06156-1506

SMALL/MID CAP VALUE SERIES
CRM  Small/Mid Cap Value Fund - Investor Shares                           33.29%
Wilmington Trust FSB (NY) CUST
C/O Mutual Funds
PO Box 8882
Wilmington, DE 19899

CRM Small/Mid Cap Value Fund - Institutional Shares                       29.44%
CRM 2002 VP Pool
C/O Cramer Rosenthal McGlynn LLC
707 Westchester Ave
White Plains, NY 10604-3102

CRM Small/Mid Cap Value Fund - Institutional Shares                       58.87%
Fifth Third Bank TTEE
P.O. Box 3385
Cincinnati, OH 45263

SMALL CAP GROWTH SERIES
Roxbury Small Cap Growth Fund - Investor Shares                             100%
Brian C. Beh
8662 Great Waters Alcove
Eden Prarie, MN 55347

LARGE CAP CORE SERIES
Wilmington Large Cap Core Portfolio - Institutional Shares                42.70%
Wilmington Trust Company
1100 N. Market Street
Wilmington, DE 19890

PREMIER MONEY MARKET
Balentine Premier Money Market Fund                                         100%
Pershing
For Exclusive Benefit of Balentine
Money Fund Customer Accounts
1 Pershing Plaza
Jersey City, NJ 07399

PRIME MONEY MARKET SERIES
Wilmington Prime Money Market Portfolio - Investor Shares
Saxon & Co.                                                               63.97%
P.O. Box 7780-1888
Philadelphia, PA 19182

Wilmington Prime Money Market Portfolio - Service Shares
Lack & Lindsay                                                            73.99%
Attn: Mutual Funds Unit
1100 North Market Street
Wilmington, DE 19890

U.S. GOVERNMENT SERIES
Wilmington U.S. Government Portfolio - Investor Shares                    69.83%
Wilmington Trust Company
270 Park Avenue
New York, NY 10017

Wilmington U.S. Government Portfolio - Service Shares                     80.21%
Lack & Lindsay
Attn: Mutual Funds Unit
1100 North Market Street
Wilmington, DE 19890

TAX-EXEMPT SERIES
Wilmington Tax-Exempt Portfolio - Investor Shares                         99.60%
Saxon & Co.
P.O. Box 7780-1888
Philadelphia, PA 19182

Wilmington Tax-Exempt Portfolio - Service Shares                          76.88%
Lack & Lindsay
Attn: Mutual Funds Unit
1100 North Market Street
Wilmington, DE 19890

SHORT/INTERMEDIATE SERIES
Wilmington Short/Intermediate Portfolio - Institutional Shares            30.46%
Kiewit Construction Group, Inc.
One Thousand Kiewit Plaza
Omaha, NE 68131

Wilmington Short/Intermediate Portfolio - Investor Shares
Delaware Community Foundation                                             56.01%
100 West 10th Street, Suite 115
Wilmington, DE 19801

SunTrust Bank Inc.                                                        26.93%
P.O. Box 105870-CTR 3145
Atlanta, GA 30348-5870


BROAD MARKET BOND SERIES
Wilmington Broad Market Bond Portfolio - Institutional Shares             27.28%
Kiewit Construction Group, Inc.
One Thousand Kiewit Plaza
Omaha, NE 68131



(b)     PRINCIPAL HOLDERS. As of September 30, 2004:



(i) Roxbury Large Cap Growth Fund of WT Mutual Fund owns beneficially 100% of the outstanding shares of the WT Large Cap Growth Series,



(ii) Roxbury Mid Cap Fund of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Mid Cap Series;



(iii) Roxbury Small Cap Growth Fund of WT Mutual Fund owns beneficially 69% of the outstanding shares of the Small Cap Growth Series and Wilmington Small Cap Core Portfolio owns approximately 31% of the outstanding shares of Small Cap Growth Series;



(iv) Wilmington Large Cap Core Portfolio of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Large Cap Core Series;



(v) Wilmington Small Cap Core Portfolio of WT Mutual Fund owns beneficially 31% of the outstanding shares of the Small Cap Growth Series and 5% of the outstanding shares of the Small Cap Value Series;



(vi) Wilmington Large Cap Value Portfolio of WT Mutual Fund owns beneficially approximately 76% of the outstanding shares of the Large Cap Value Series and CRM Large Cap Value Fund of WT Mutual Fund owns beneficially approximately 24% of the outstanding shares of the Large Cap Value Series;



(vii) CRM Mid Cap Value Fund of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Mid Cap Value Series;



(viii) CRM Small Cap Value Fund of WT Mutual Fund owns beneficially approximately 95% of the outstanding shares of the Small Cap Value Series and Wilmington Small Cap Core Portfolio owns beneficially approximately 5% of the outstanding shares of the Small Cap Value Series;



(ix) Wilmington Large Cap Strategic Allocation Fund owns beneficially 100% of the outstanding shares of the Large Cap Quantitative Series,

(x) Wilmington Mid Cap Strategic Allocation Fund owns beneficially 100% of the outstanding shares of the Mid Cap Quantitative Series,



(xi) Wilmington Small Cap Strategic Allocation Fund owns beneficially 100% of the outstanding shares of the Small Cap Quantitative Series,



(xii) Wilmington Large Cap Strategic Allocation Fund owns beneficially 100% of the outstanding shares of the Large Cap Multi-Manager Series;



(xiii) Wilmington Mid Cap Strategic Allocation Fund owns beneficially 100% of the outstanding shares of the Mid Cap Multi-Manager Series;



(xiv) Wilmington Small Cap Strategic Allocation Fund owns beneficially 100% of the outstanding shares of the Small Cap Multi-Manager Series;



(xv) Wilmington International Strategic Allocation Fund of WT Mutual Fund owns beneficially 100% of the outstanding shares of the International Multi-Manager Series;



(xvi) Wilmington Real Estate Strategic Allocation Fund of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Real Estate Series;



(xvii) Wilmington Short/Intermediate Bond Portfolio of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Short/Intermediate Bond Series;



(xviii) Wilmington Broad Market Bond Portfolio of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Broad Market Bond Series;



(xix) Wilmington Municipal Bond Portfolio of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Municipal Bond Series;



(xx) Wilmington Short-Term Income Portfolio of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Short-Term Income Series;



(xxi) Wilmington Premier Money Market Portfolio of WT Mutual Fund owns beneficially approximately 90% of the outstanding shares of the Premier Money Market Series and Balentine Premier Money Market Portfolio of WT Mutual Fund owns beneficially approximately 10% of the outstanding shares of the Premier Money Market Series;



(xxii) Wilmington Prime Money Market Portfolio of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Prime Money Market Series;



(xxiii) Wilmington U.S. Government Portfolio of WT Mutual Fund owns beneficially 100% of the outstanding shares of the U.S. Government Series; and



(xiv) Wilmington Tax-Exempt Portfolio of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Tax-Exempt Series, and



(xxv) CRM Small/Mid Cap Value Fund of WT Mutual Fund owns beneficially 100% of the outstanding shares of the Small/Mid Cap Value Series.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES


Registrant incorporates by reference the following information concerning the investment advisory and other services provided for or on behalf of each Series:
(a) from the Strategic Feeder SAI, the sections entitled "Investment Advisory and Other Services," "Sub-Advisory Services," "Administrative and Accounting Services" and "Additional Service Providers;" and (b) from the Wilmington Feeder SAI, the sections entitled "Investment Advisory and Other Services," "Administrative and Accounting Services" and "Additional Service Providers."


ITEM 15. BROKERAGE ALLOCATION AND OTHER PRACTICES


Registrant incorporates by reference information concerning the brokerage allocation and other practices of each Series from the sections entitled "Brokerage Allocation and Other Practices" in each of the Feeder SAIs.


ITEM 16. CAPITAL STOCK AND OTHER SECURITIES.


(a) Capital Stock. The Trust issues shares of beneficial interest for each Series with a par value of $.01 per share. The shares of each Series, when issued and paid for in accordance with this registration statement, will be fully paid and non-assessable shares, with equal, non-cumulative voting rights and no preferences as to conversion, exchange, dividends, redemptions or any other feature. Shareholders shall have the right to vote only (i) for removal of Trustees, (ii) with respect to such matters relating to the Trust as may be required by the applicable provisions of the 1940 Act, including Section 16(a) thereof, and (iii) on such other matters as the Trustees may consider necessary or desirable. In addition, the shareholders of each Series will be asked to vote on any proposal to change a fundamental investment policy (i.e. a policy that may be changed only with the approval of shareholders) of that Series. All shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Series on a one-vote-per-share basis, provided however, if a matter to be voted on affects only the interests of certain Series, then only the shareholders of such affected Series shall be entitled to vote on the matter. If liquidation of the Trust should occur, shareholders would be entitled to receive on a per share basis the assets of the particular Series whose shares they own, as well as a proportionate share of Trust assets not attributable to any particular class then in existence. Ordinarily, the Trust does not intend to hold annual meetings of shareholders, except as required by the 1940 Act or other applicable law. The Trust's by-laws provide that meetings of shareholders shall be called for the purpose of voting upon the question of removal of one or more Trustees upon the written request of the holders of not less than 10% of the outstanding shares.

(b)   Other Securities. Not applicable.


ITEM 17. PURCHASE, REDEMPTION AND PRICING OF SHARES.



(a)   Purchase Of Shares. See Item 6(b) of Part A.


(b)   Fund Reorganizations. Not applicable.


(c)   Offering Price. See Item 6(a) of Part A.



(d) Redemption In Kind. The Trust has filed a notice of election pursuant to Rule 18f-1 under the 1940 Act. See Item 6(c) of Part A.



ITEM 18. TAXATION OF THE SERIES.



See Item 6(f) of Part A.



ITEM 19. UNDERWRITERS.


Not applicable.


ITEM 20. CALCULATION OF PERFORMANCE DATA.

Not applicable.


ITEM 21. FINANCIAL STATEMENTS.



The audited financial statements of the Premier Money Market, Prime Money Market, U.S. Government, Tax-Exempt, Short/Intermediate Bond, Broad Market Bond, Municipal Bond, WT Large Cap Growth, Small Cap Growth, Large Cap Core, Large Cap Value, Mid Cap Value, Small Cap Value, International Multi-Manager, Mid Cap Series, Large Cap Quantitative Series, Mid Cap Quantitative Series, Small Cap Quantitative Series, Large Cap Multi-Manager Series, Mid Cap Multi-Manager Series, Small Cap Multi-Manager Series, Real Estate Series, Short-Term Income Series, and the audited financial statements and financial highlights for their respective feeder funds (which are series of WT Mutual Fund) for the fiscal year ended June 30, 2004, are set forth in the Annual Reports to shareholders, including the notes thereto and the reports of Ernst & Young, LLP thereon. The Annual Reports are incorporated herein by reference.



The Small/Mid Cap Value Fund commenced operations on September 1, 2004, therefore, no financial statements are available for this Series.



The Small Cap Core Series was liquidated during 2004, therefore, there are no financial statements for the Series.

                                     PART C

                                OTHER INFORMATION





ITEM 22.   EXHIBITS.



(a)(i)(a)   Amended and Restated Agreement and Declaration of Trust dated March
           15, 2002 ("Declaration of Trust"). (3)



(a)(i)(b) Amended Schedule A to Amended and Restated Agreement and Declaration of Trust amended as of August 19, 2004. (11)


(a)(ii)     Certificate of Trust dated June 1, 1994. (1)

(a)(iii) Certificate of Amendment to Certificate of Trust dated October 20, 1998. (2)

(a)(iv)     Amendment No. 1 to the Declaration of Trust. (4)

(b)         Amended and Restated By-Laws dated March 15, 2002. (3)


(c) See Articles III, VII, and VIII of Registrant's Amended and Restated Agreement and Declaration of Trust, located as noted in (a)(i) above. (3)


(d)(i)(a) Advisory Agreement between Registrant and Rodney Square Management Corporation ("RSMC"). (2)

(d)(i)(b)   Amended Schedules A and B to Advisory Agreement with RSMC. (5)


(d)(ii)(a) Advisory Agreement between Registrant and Cramer Rosenthal McGlynn, LLC ("CRM"). (2)



(d)(ii)(b)  Amended Schedules A and B to Advisory Agreement with CRM. (11)



(d)(ii)(c)  Amended Schedules A and B to Advisory Agreement with CRM. (12)


(d)(iii)(a) Advisory Agreement between the Registrant and Roxbury Capital
            Management, LLC ("Roxbury"). (2)

(d)(iii)(b) Amended Schedules A and B to Advisory Agreement with Roxbury. (4)

(d)(iv) Sub-Advisory Agreement among the Registrant, on behalf of the International Multi-Manager Series, RSMC and Goldman Sachs Asset Management, L.P. ("GSAM"). (5)

(d)(v) Sub-Advisory Agreement among the Registrant, on behalf of the International Multi-Manager Series, RSMC and Julius Baer Investment Management Inc ("JBIM"). (3)

(d)(vi) Sub-Advisory Agreement among the Trust, on behalf of the Real Estate Series, RSMC and AEW Management and Advisors, L. P. ("AEW"). (7)

(d)(vii) Sub-Advisory Agreement among the Trust, on behalf of the Real Estate Series, RSMC and Real Estate Management Series Group LLC. ("REMS").
            (7)

(d)(viii) Sub-Advisory Agreement among the Trust, on behalf of the Large Cap Quantitative Series, Mid Cap Quantitative Series and Small Cap Quantitative Series, RSMC and Parametric Portfolio Associates ("PPA"). (6)

(d)(ix) Sub-Advisory Agreement among the Trust, on behalf of the Large Cap Multi-Manager Series, RSMC and Armstrong Shaw Associates, Inc. ("ASA"). (6)



(d)(x) Sub-Advisory Agreement among the Trust, on behalf of the Large Cap Multi-Manager Series, RSMC and Montag & Caldwell, Inc. ("M&C"). (6)



(d)(xi) Sub-Advisory Agreement among the Trust, on behalf of the Mid Cap Multi-Manager Series, RSMC and Bennett Lawrence Management, LLC ("BLM. (6)



(d)(xii) Sub-Advisory Agreement among the Trust, on behalf of the Mid Cap Multi-Manager Series, RSMC and Eubel Brady and Suttman Asset Management, Inc. ("EBS"). (6)



(d)(xii) Sub-Advisory Agreement among the Trust, on behalf of the Mid Cap Multi-Manager Series, RSMC and Equity Investment Corporation ("EIC"). (6)



(d)(xiv) Sub-Advisory Agreement among the Trust, on behalf of the Small Cap Multi-Manager Series, RSMC and Batterymarch Financial Management, Inc. ("BFM"). (6)



(d)(xv) Sub-Advisory Agreement among the Trust, on behalf of the Small Cap Multi-Manager Series, RSMC and Systematic Financial Management L.P. ("SFM"). (6)



(d)(xvi) Sub-Advisory Agreement among the Trust, on behalf of the Large Cap Multi-Manager Series, RSMC and First Quadrant, L.P. is filed herewith.


(e)         Not applicable.

(f)         Deferred Compensation Plan for Independent Trustees. (3)


(g)(i)      Custody Agreement with Wilmington Trust Company. (8)


(g)(ii)     Sub-Custody Agreement with PFPC Trust Company. (2)


(g)(iii)    Foreign Custody Agreement between the Trust and PFPC Trust Company.
            (8)


(h)(i)(a)   Transfer Agency Agreement with PFPC Inc. (2)

(h)(i)(b)   Amended Exhibit A to Transfer Agency Agreement with PFPC Inc. (3)

(h)(i)(c)   Amendment to Transfer Agency Agreement with PFPC Inc. (3)

(h)(ii)(a)  Administration and Accounting Services Agreement with RSMC. (9)


(h)(ii)(b) Form of Administration and Accounting Services Agreement with PFPC Inc. (12)



(h)(iii) Compliance, Support and Recordkeeping Services Agreement is filed herewith.


(i)         Not applicable.

(j)         Not applicable.

(k)         Not applicable.

(l)         Consent of Ernst & Young, LLP is filed herewith.

(m)         Not applicable.

(n)         Not applicable.

(p)(i)      Joint Code of Ethics among the Trust and WT Mutual Fund. (9)



(p)(ii)     Code of Ethics of Cramer Rosenthal McGlynn, LLC. (9)


(p)(iii)    Code of Ethics of Roxbury Capital Management, LLC. (2)

(p)(iv)     Code of Ethics of JBIMI. (4)

(p)(v)      Code of Ethics of AEW. (4)

(p)(vi)     Code of Ethics of REMS. (4)

(p)(vii)    Code of Ethics of GSAM. (5)

(p)(viii)   Code of Ethics of PPA. (5)

(p)(ix)     Code of Ethics of ASA. (5)

(p)(x)      Code of Ethics of M&C. (5)

(p)(xi)     Code of Ethics of BLM. (5)

(p)(xii)    Code of Ethics of EBS. (5)

(p)(xiii)   Code of Ethics of EIC. (5)

(p)(xiv)    Code of Ethics of BFM. (5)

(p)(xv)     Code of Ethics of SFM. (5)


(p)(xvi)    Code of Ethics of RSMC and Wilmington Trust. (9)


(p)(xvii)   Code of Ethics of First Quadrant, L.P. (12)

---------------------------
(1) Previously filed with the Securities and Exchange Commission ("SEC") with Amendment No. 1 on Form N-1A on February 28, 1997 and incorporated herein by reference.

(2) Previously filed with the SEC with Amendment No. 5 on Form N-1A on October 30, 2000 and incorporated herein by reference.

(3) Previously filed with the SEC with Amendment No. 7 on Form N-1A on October 28, 2002 and incorporated herein by reference.

(4) Previously filed with the SEC with Amendment No. 8 on Form N-1A on December 19, 2003 and incorporated herein by reference.

(5) Previously filed with the SEC with Amendment No. 9 on Form N-1A on June 30, 2003 and incorporated herein by reference.


(6) Previously filed with the SEC as an exhibit to Amendment No. 25 to the registration statement on Form N-1A of WT Mutual Fund (File No. 811-08648) filed with the Commission on August 28, 2003 ("PEA No. 22") and incorporated herein by reference.

(7) Previously filed with the SEC as an exhibit to Amendment No. 26 to the registration statement on Form N-1A of WT Mutual Fund (File No. 811-08648) filed with the Commission on October 29, 2003 ("PEA No. 22") and incorporated herein by reference.




(8) Previously filed with the SEC as an exhibit to Amendment No. 10 on Form N-1A on October 29, 2003 and incorporated herein by reference.



(9) Previously filed with the SEC as an exhibit to Amendment No. 28 on Form N-1A of WT Mutual Fund (File No. 811-08648) on July 16, 2004 and incorporated herein by reference.



(10) Previously filed with the SEC as an exhibit to Amendment No. 29 on Form N-1A of WT Mutual Fund (File No. 811-08648) on July 16, 2004 and incorporated herein by reference.



(11) Previously filed with the SEC as an exhibit to Amendment No. 11 on Form N-1A on September 1, 2004 and incorporated herein by reference.



(12) Previously filed with the SEC as an exhibit to Amendment No. 31 on Form N-1A of WT Mutual Fund (File No. 811-08648) on October 28, 2004 and incorporated herein by reference.



ITEM 23. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE TRUST.


WILMINGTON TRUST CORPORATION AND SUBSIDIARIES

Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware
Holding company for Wilmington Trust Company, Wilmington Trust of Pennsylvania, Wilmington Trust FSB and WT Investments, Inc., Rodney Square Management Corporation, Balentine Holdings, Inc. and Wilmington Trust (UK) Limited

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware
Delaware-chartered bank and trust company

Wilmington Trust FSB
One South Street, Suite 2160
Baltimore, Maryland 21202
Federal savings bank headquartered in Maryland

Wilmington Trust of Pennsylvania
795 East Lancaster Avenue
Villanova, Pennsylvania
Commercial bank headquartered in Pennsylvania

WT Investments, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Corporation and an investment holding company

Brandywine Insurance Agency, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company and a licensed insurance agent and broker for life, casualty and property insurance

Brandywine Finance Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company which is a finance company

Brandywine Life Insurance Company, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company and a reinsurer of credit life insurance written in connection with closed-end consumer loans Wilmington Trust makes

Wilmington Trust SP Services, Inc.
(f/k/a Delaware Corporate Management, Inc.)
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that provides nexus and other services for Delaware holding companies and other Delaware entities.

Wilmington Trust SP Services (Nevada), Inc.
(f/k/a Nevada Corporate Management, Inc.)
3773 Howard Hughes Parkway
Las Vegas, Nevada
A subsidiary of Wilmington Trust SP Services, Inc. that provides nexus and other services for Nevada holding companies and other Nevada entities

Rodney Square Management Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Corporation and a registered investment advisor

Wilmington Brokerage Services Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company and a registered broker-dealer and a registered investment advisor

100 West Tenth Street Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that holds title to and maintains certain real estate on behalf of Wilmington Trust Company and Compton Realty Corporation

Compton Realty Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company and a partner in Rodney Square Investors, L.P., the partnership that holds title to the Wilmington Trust Center

Rodney Square Investors, L.P.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
49% owned by Compton Realty Corporation
Partnership that holds title to the Wilmington Trust Center

Drew-VIII-Ltd.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that holds title to and manages certain troubled real estate on behalf of Wilmington Trust Company

Siobain VI, Ltd.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that holds title to and manages certain troubled real estate on behalf of Wilmington Trust Company


Wilmington Trust SP Services (New York), Inc. (f/k/a WTC Corporate
Services, Inc.)
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that provides nexus and other services


WT Services of Delaware, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that provides back-office and support services to Wilmington Trust Company and its affiliates

Wilmington Trust SP (Delaware) Services, Inc.
(f/k/a Organization Services, Inc.)
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust SP Services, Inc., that provides nexus and other services for Delaware holding companies and other Delaware entities

Special Services Delaware, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of - Wilmington Trust SP Services, Inc., a special purpose entity used to facilitate corporate transactions

Wilmington Trust Global Services, Ltd.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that provides nexus and other services

Wilmington Trust (Cayman), Ltd.
George Town, Cayman Islands, British West Indies
A subsidiary of Wilmington Trust Company that provides trust services

Wilmington Trust (Channel Islands), Ltd.
St. Helier, Jersey, Channel Islands
A subsidiary of Wilmington Trust Company that provides trust services

Balentine Holdings, Inc.
3455 Peachtree Road
Suite 2000
Atlanta, Georgia
A subsidiary of Wilmington Trust Corporation that holds our interest in Balentine Delaware Holding Company, LLC and owns Balentine Management, Inc.

Balentine Delaware Holding Company, LLC
3455 Peachtree Road
Suite 2000
Atlanta, Georgia 30325
Owned by Balentine Holdings, Inc.
A registered investment adviser

Balentine & Company, LLC
3455 Peachtree Road
Suite 2000
Atlanta, Georgia 30325
Owned by Balentine Delaware Holding Company, LLC A registered broker-dealer and a registered investment adviser

Balentine Management, Inc.
1100 North Market Street
Rodney Square North
Wilmington, DE 19890
A subsidiary of Balentine Holdings, Inc.

Wilmington Trust (UK) Limited
200 Aldersgate Street, London, EC1A 4JJ
A subsidiary of Wilmington Trust Corporation
Holding company

SPV Management Limited
78 Cannon Street, London, EC4P 5LN
A subsidiary of Wilmington Trust (UK) Limited that provides nexus and other services

SPV Advisors Limited
78 Cannon Street, London, EC4P 5LN
A subsidiary of Wilmington Trust (UK) Limited that serves as advisor to SPV Management Limited

Lord SPV Limited
78 Cannon Street, London, EC4P 5LN
A subsidiary of SPV
Management Limited

SPV Management (Dublin) Limited
78 Cannon Street, London, EC4P 5LN
A subsidiary of SPV Management Limited that provides nexus and other services

SPV Management (Italia) SRL
Studio Tributare Deiure, Via Pontaccio 10, Milan, 20120, Italy
A subsidiary of SPV Management Limited that provides nexus and other services

SPV Jersey Limited
Oak Walk, St. Peter, Jersey, JE3 7EF
A subsidiary of SPV Management Limited that provides nexus and other services

SPV Cayman Limited
Q&H Corporate Services Ltd., Third Floor, Harbour Centre,
P.O. Box 1347, Georgetown, Grand Cayman, BWIO, Cayman Islands
A subsidiary of SPV Management Limited that provides nexus and other services

Bedell SPV Management (Jersey) Limited
26 New Street, St. Helier, Jersey JE2 3RA, Channel Islands
51% owned by SPV Management Limited
Provides nexus and other services


WT Delaware Capital Corp.
Rodney Square North
1100 North Market Street
Wilmington, DE


Wilmington Investment Managers, Inc.
Rodney Square North
1100 North Market Street
Wilmington, DE

California Corporate Management, Inc.
Rodney Square North
1100 North Market Street
Wilmington, DE

AFFILIATES

Cramer Rosenthal McGlynn, LLC
White Plains, New York
A registered investment adviser
(69.144% equity interest owned by WT Investments, Inc.)

Roxbury Capital Management, LLC
Santa Monica, California
A registered investment adviser
(30% profits interest owned by WT Investments, Inc.
40% equity interest owned by WT Investments, Inc.)

Clemente Capital, Inc.
152 West 57th Street
New York, New York 10017
(24.9% equity interest owned by WT Investments, Inc.)


Balentine & Company of Tennessee, L.L.C.
113 Seaboard Lane
Franklin, Tennessee 37067
(47.2% owned by Balentine Delaware Holding Company, LLC)
A registered investment adviser


Camden Partners Holdings, LLC
One South Street, Suite 215
Baltimore, MD  21202
(28.75% equity interest owned by WT Investments, Inc.
A registered investment adviser


Camden Partners Equity Advisors, LLC
One South Street, Suite 215
Baltimore, MD 21202
(100% owned by Camden Partners Holdings, LLC, a registered investment adviser)




ITEM 24.  INDEMNIFICATION.



The Registrant's Amended and Restated Agreement and Declaration of Trust (the "Agreement") and Amended and Restated By-laws provide, among other things, that the trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent employee, investment adviser or distributor of the Registrant, nor shall any trustee be responsible for the act or omission of any other trustee, and the Registrant out of its assets may indemnify and hold harmless each trustee and officer of the Registrant from and against any and all claims, demands, costs, losses, expenses and damages whatsoever arising out of or related to such trustee's performance of his or her duties as a trustee or officer of the Registrant; provided that the trustees and officers of the Registrant shall not be entitled to an indemnification or held harmless if such liabilities were a result of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. (See Article IX of the Agreement filed as Exhibit 22(a)(i) and Article IX of the Registrant's Amended and Restated By-laws filed as Exhibit 22(b)).


The Registrant is party to an investment advisory agreement with each of Rodney Square Management Corporation, Cramer Rosenthal McGlynn, LLC and Roxbury Capital Management, LLC (each, an "Adviser"). Paragraph 8 of each of the foregoing investment advisory agreements provides that in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties under their respective agreements, the Adviser shall not be subject to liability to the Registrant, any Series of the Registrant or any of its shareholders for any act or omission in the course of, or connected with, rendering services under such agreements or for any losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of the Registrant. Any liability of an Adviser to any series of the Registrant shall not automatically impart liability on the part of such Adviser to any other series of the Registrant. No series of the Registrant shall be liable for the obligations of any other series of the Registrant.

The Registrant is also party to a sub-advisory agreement with each of GSAM, JBIMI, AEW, REMS, PPA, ASA, M&C, BLM, EBS, EIC, BFM and SFM (each, a Sub-Adviser). Each of the foregoing sub-advisory agreements provides that the Sub-Adviser shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by its respective sub-advisory agreement, or in accordance with (or in the absence of) specific directions or instructions from the Registrant or Rodney Square Management Corporation, provided, however, that such acts or omissions shall not have resulted from the Sub-Adviser's willful misfeasance, bad faith, gross negligence or a reckless disregard of duty under its sub-advisory agreement.


ITEM 25. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS.


(i)   Rodney Square Management Corporation ("RSMC")

      The only employment of a substantial nature of each of RSMC's directors and officers is with RSMC and its affiliated companies.

(ii)  Cramer Rosenthal McGlynn, LLC ("CRM")

      The only employment of a substantial nature of each of CRM's directors and officers is with CRM.

(iii) Roxbury Capital Management, LLC ("Roxbury")

      The only employment of a substantial nature of each of Roxbury's directors and officers is with Roxbury.

(iv)  AEW Management and Advisors, L.P. ("AEW")

      The only employment of a substantial nature of each of AEW's directors and officers is with AEW.

(v)   Real Estate Management Services Group, LLC ("REMS").

      The only employment of a substantial nature of each of REMS' directors and officers is with REMS.

(vi) Goldman Sachs Asset Management, L.P. Set forth below are the names and businesses of certain managing directors of GSAM L.P who are engaged in any other business, profession, vocation or employment of a substantial nature.

        Name                   Position With Sub-Adviser                       Other Affiliations
        ----                   -------------------------                       ------------------
Henry M. Paulson, Jr.          Managing Director                     Chairman, Chief Executive Officer And Director,
                                                                     The Goldman Sachs Group, Inc.
Robert J. Hurst                Managing Director                     Vice Chairman And Director, The Goldman Sachs
                                                                     Group, Inc.,
John A. Thain                  Managing Director                     President, Co-Chief Operating Officer And
                                                                     Director, The Goldman Sachs Group, Inc.
John L. Thornton               Managing Director                     President, Co-Chief Operating Officer And
                                                                     Director, The Goldman Sachs Group, Inc
David W. Blood                 Managing Director And Co- Head        Director, Goldman Sachs Asset Management
                               (Asset Management Group)              International

(vii) Julius Baer Investment Management Inc.

     Name                  JBIM Title                   Outside Employer                              Relationship
     ----                  ----------                   ----------------                              ------------
Bernard Spilko            Director             SVP Branch Manager of Bank Julius Baer & Co.     Employee of Julius Baer
                                               Ltd. (New York), Managing Director               Securities Inc.
                                               of Julius Baer Securities Inc.

Stuart G. Adam            Director             SVP Head of Private Banking - Bank Julius Baer   Employee of Bank Julius
                                               & Co. Ltd. (New York)                            Baer & Co. Ltd. (New York)

Alessandro E. Fussina     Director             Ilander Ltd. - President                         Employee of Illander Ltd.
                                               Julius Baer Securities Inc. - Director
                                               Bank Julius Baer & Co. Ltd. (New York) -
                                               Chairman of Advisory Board

Leo T. Schrutt            Chairman             Julius Baer Holding Ltd. - Member of Group       Employee of JBIM
                                               Executive Board
                                               Julius Baer Asset Management - President

Edward A. Clapp           FVP Head of          FVP - Director of Compliance for Julius Baer     Employee of Bank Julius
                          Compliance           Securities Inc. and Bank Julius Baer & Co.       Baer & Co. Ltd. (New York)
                                               Ltd. (New York)

Francoise M. Birnholz     SVP - Corporate      SVP - General Counsel for Julius Baer            Employee of Bank Julius
                          Secretary and        Securities Inc. and Bank Julius Baer & Co.       Baer & Co. Ltd. (New York)
                          General Counsel      Ltd. (New York)

Hendricus F. Bocxe        VP and Compliance    VP and Compliance Officer for Julius Baer        Employee of Bank Julius
                          Officer              Securities Inc. and Bank Julius Baer & Co.       Baer & Co. Ltd. (New York)
                                               Ltd. (New York)

* Julius Baer Securities Inc. and Bank Julius Baer & Co. Ltd (New York) are located at 330 Madison Avenue, New York, N.Y. 10017.

**    Illander Ltd. is located at 350 Park Avenue, New York, N.Y. 10022.

*** Julius Baer Holding Ltd is located at Bahnofstrasse 36, Zurich Switzerland and Julius Baer Asset Management is located at Brandschenkestrasse 40, Zurich, Switzerland.

(viii) Parametric Portfolio Associates

       PPA is a registered investment adviser providing investment management services to the Registrant. The directors and officers of PPA are set forth below.

    Name                    Position with Sub-Adviser                    Other Affiliations
    ----                    -------------------------                    ------------------
Andrew Abramsky             Chief Operation Officer              None
William E. Cornelius        Chairman of the Board                Director of PPA Acquisition Corporation,
                                                                 DBA Parametric Portfolio Associates.

Brian Langstraat            Chief Executive Officer              Director of PPA Acquisition Corporation,
                                                                 DBA Parametric Portfolio Associates.

David M. Stein              Chief Investment Officer             Director of PPA Acquisition Corporation,
                                                                 DBA Parametric Portfolio Associates.

(ix)  Armstrong Shaw Associates, Inc.

      The only employment of a substantial nature of each of ASA's directors and officers is with ASA.

(x)   Montag & Caldwell, Inc.

      M&C is a registered investment adviser providing investment management services to the Registrant. M&C is a member of the ABN AMRO group of companies. The directors and officers of Montag & Caldwell are set forth below. To the knowledge of the Registrant, unless so noted, none of these individuals is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

     Name                     Position with Sub-Adviser                              Other Affiliations
     ----                     -------------------------                              ------------------
Sandra M. Barker              Vice President                                               None
Janet B. Bunch                Vice President                                               None
Debra Bunde Reams             Vice President                                               None
Ronald E. Canakaris           President, Chief Executive Officer, Chief Investment         None
                              Officer and Director
Elizabeth C. Chester          Senior Vice President and Secretary                          None
Tom Cross Brown               Director                                                     None
Jane R. Davenport             Vice President                                               None
James L. Deming               Vice President                                               None
Helen M. Donahue              Vice President                                               None
Marcia C. Dubs                Assistant Vice President                                     None
Katherine E. Ryan             Assistant Vice President                                     None
Brion D. Friedman             Vice President                                               None
Charles Jefferson Hagood      Vice President                                               None
Richard W. Haining            Vice President                                               None
Mark C. Hayes                 Vice President                                               None
Lana M. Jordan                Vice President and Director of Marketing                     None
Andrew W. Jung                Vice President                                               None
Rebecca M. Keister            Vice President                                               None
William E. Long III           Vice President                                               None
Charles E. Markwalter         Vice President                                               None
Grover C. Maxwell III         Vice President                                               None
Michael A. Nadal              Vice President                                               None
Solon P. Patterson            Chairman of the Board                                        None
Carla T. Phillips             Assistant Vice President                                     None
Brian W. Stahl                Vice President and Treasurer                                 None
M. Scott Thompson             Vice President                                               None
Debbie J. Thomas              Assistant Vice President                                     None
David L. Watson               Vice President                                               None
William A. Vogel              Senior Vice President                                        None
Homer W. Whitman, Jr.         Senior Vice President                                        None
John S. Whitney, III          Vice President                                               None

(xi)  First Quadrant. L.P.

      First Quadrant, L.P. currently serves as general partner for six unregistered funds, which the Firm also manages. First Quadrant also has a beneficial interest in FQN Management, LLC, a SEC registered investment adviser. No partners, directors, or officers of First Quadrant, L.P. hold any other form of substantial employment.

     Name                     Position with Sub-Adviser                              Other Affiliations
     ----                     -------------------------                              ------------------
Robert D. Arnott              Chairman                                                      None
Ronnie M. Darnell             Chief Investment Officer                                      None
Curtis J. Ketterer            Chief Operating Officer                                       None
Christopher G. Luck           Director of Equity Portfolio Management                       None
Timothy S. Meckel             Director of Client Service                                    None
Phillip T. Miller             Director of Options and Derivative Products                   None
Kent C. Roberts II            Director of Marketing                                         None
Mark A. Arredondo             Chief Information Officer                                     None
Andrew L. Berkin              Director - Equity Research                                    None
Mark B. Brewster              Director - Marking                                            None
Joel L. Brouwer               Chief Financial Officer                                       None
Kenneth J. Ferguson           Director - Research                                           None
Kenneth R. Funk               Chief Compliance Officer                                      None
Dori S. Levanoni              Director - Research                                           None
Jia Ye                        Director - Equity Research                                    None

(xii) Bennett Lawrence Management, LLC

      The only employment of a substantial nature of each of BLM's directors and officers is with BLM.

(xiii)Eubel Brady and Suttman Asset Management, Inc.

      The only employment of a substantial nature of each of EBS's directors and officers is with EBS.

(xiv)  Equity Investment Corporation

       The only employment of a substantial nature of each of EIC's directors and officers is with EIC.

(xv)   Batterymarch Financial Management, Inc.

       Batterymarch Financial Management, Inc. ("Batterymarch") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. The following is a list of other substantial business activities in which directors, officers or partners of Batterymarch have been engaged as director, officer, employee, partner, or trustee.


      Name               Position with Sub-Adviser                  Other Affiliations
      ----               --------------------------                  ------------------
Deepak Chowdhury         Director                        Vice President, Legg Mason Fund Adviser,  Inc.
                                                         ("LMFA")  Manager, Brandywine Asset Management,
                                                         Inc. ("Brandywine")

William L. Elcock        CEO and Director                None

Timothy C. Scheve        Director                        Senior Executive Vice President, Legg Mason,
                                                         Inc.; Senior Executive Vice President and
                                                         Director, Legg Mason Wood Walker, Incorporated
                                                         ("LMWW"); President and Director, LMTower;
                                                         Manager, Brandywine; Director, Gray, Seifert &
                                                         Co., Inc. ("Gray Seifert"); Director, Berkshire
                                                         Asset Management, Inc. ("Berkshire"); Director,
                                                         Bartlett & Co.  ("Bartlett"); Director, Legg
                                                         Mason Capital Management, Inc. ("LMCM");
                                                         Director, LMFA; Director, Legg Mason Funds
                                                         Management, Inc. ("LMFM"); Director, LMTrust;
                                                         Director,  Western Asset Management Company
                                                         ("WAM"); Director, Western Asset Management
                                                         Company Limited ("WAMCL")

Edward A. Taber III      Director                        Senior Executive Vice President, Legg Mason,
                                                         Inc.; Director, LM Holdings Limited; Director,
                                                         Legg Mason Holdings Limited;  Director, LMCM;
                                                         Director, LMFA; Director, LMFM; Director, WAM;
                                                         Director, WAMCL; Director, LMREI

Tania Zouikin            Chairman and Director           None


(xvi) Systematic Financial Management L.P.

      The only employment of a substantial nature of each of SFM's directors and officers is with SFM.


ITEM 26. PRINCIPAL UNDERWRITERS.


Not applicable.

ITEM 27. LOCATIONS OF ACCOUNTS AND RECORDS



All accounts and records are maintained by the Registrant, or on its behalf by PFPC Inc., the Registrant's administrator, transfer agent, dividend paying agent and accounting services agent. PFPC Inc. is located at 400 Bellevue Parkway, Wilmington, DE 19809.



ITEM 28. MANAGEMENT SERVICES.


There are no management-related service contracts not discussed in Part A or Part B.


ITEM 29. UNDERTAKINGS.


None.

                                    SIGNATURE


Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 12 to the Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the city of Wilmington, State of Delaware on the 28th day of October 2004.


                                           WT INVESTMENT TRUST I

                                           By:  /s/ Robert J. Christian
                                                ------------------------------
                                                Robert J. Christian, President

                                  EXHIBIT INDEX


EXHIBIT NUMBER                          DESCRIPTION
23(d)(xvi)            Sub-Advisory Agreement among the Trust, on behalf of the
                      Large Cap Multi Manager Series, RSMC and First Quadrant,
                      L.P.

23(h)(iii)            Compliance, Support and Recordkeeping Services Agreement

23(l)                 Consent of Ernst & Young, LLP
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